PROSPECTUS SUPPLEMENT
(To Prospectus dated September 24, 1998)
                                                               FILED PURSUANT TO
                                                                RULE 424 (b) (5)
                                                              FILE NO: 333-64175

                                  $250,000,000

                               SAKS INCORPORATED
                             7 1/2% NOTES DUE 2010

                                  ------------
THE TERMS --

 . We will pay interest on the Notes twice a year on June 1 and December 1, beginning on June 1, 1999.

 . If we default, your right to payment under the Notes will be junior to our secured debt, equal to our unsecured and unsubordinated debt, and senior to our subordinated debt, in each case whether current or future.

 . Most of our significant subsidiaries will guarantee the payment of interest and principal under the Notes.

 . We do not intend to list the Notes on any national securities exchange or on Nasdaq.

 . We have the right to redeem the Notes prior to their maturity at a redemption price that is described more fully in this Prospectus.
                                  ------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR SEVERAL FACTORS THAT YOU SHOULD CONSIDER CAREFULLY BEFORE YOU INVEST IN THE NOTES BEING OFFERED BY THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  ------------

                                    PER NOTE    TOTAL
                                    -------- ------------
Public Offering Price                99.222% $248,055,000
Underwriting Discount                 0.800% $  2,000,000
Proceeds to Saks (before expenses)   98.422% $246,055,000

The underwriters expect to deliver the Notes to you on or about December 2, 1998.

                                  ------------

SALOMON SMITH BARNEY                                         MERRILL LYNCH & CO.

CHASE SECURITIES INC.
     GOLDMAN, SACHS & CO.

                  LEHMAN BROTHERS
                            J.P. MORGAN & CO.
                                           NATIONSBANC MONTGOMERY SECURITIES LLC


November 24, 1998.

                   IMPORTANT NOTICE ABOUT INFORMATION IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  This document is in two parts. The first part is the Prospectus Supplement, which describes the specific terms of the Notes we are offering. The second part, the base Prospectus, gives more general information, some of which may not apply to the Notes we are offering. Generally, when we refer only to the "Prospectus," we are referring to both parts combined.

  IF THE DESCRIPTION OF YOUR NOTES VARIES BETWEEN THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE LATER THAN NOVEMBER 24, 1998.

                               ----------------

  We include cross references in the Prospectus to captions in these materials where you can find further related discussions. The following table of contents tells you where to find these captions.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
     The Company......................................................... S-3
     Risk Factors........................................................ S-7
     Summary Financial and Operating Data................................ S-10
     Use of Proceeds..................................................... S-13
     Capitalization...................................................... S-14
     Description of the Notes ........................................... S-16
     Underwriting........................................................ S-28
     Legal Matters....................................................... S-29
     Experts............................................................. S-29
                                    PROSPECTUS
     Available Information...............................................    4
     Cautionary Notice Regarding Forward Looking Statements..............    5
     Incorporation of Certain Documents By Reference.....................    6
     The Company.........................................................    7
     Use of Proceeds.....................................................    9
     Consolidated Ratio of Earnings and Combined Fixed Charges and
      Preferred Stock Dividends..........................................    9
     Description of Debt Securities......................................   10
     Plan of Distribution................................................   40
     Legal Opinions......................................................   41
     Experts.............................................................   41

                                  THE COMPANY

  The following is a summary of our business. It does not contain all the information that may be important to you. You should read the entire Prospectus and the other information we refer to carefully before you decide to invest in the Notes.

  We are the fourth largest traditional department store company in the United States and currently operate 350 specialty and full-line department stores in 38 states. Our stores operate under eleven store names:

NAME                                                                 # OF STORES
----                                                                 -----------
Saks Fifth Avenue...................................................      57
Younkers............................................................      52
Parisian............................................................      44
Off 5th.............................................................      42
Herberger's.........................................................      39
Carson Pirie Scott*.................................................      30
McRae's.............................................................      30
Proffitt's..........................................................      30
Bergner's*..........................................................      13
Boston Store*.......................................................      12
Bullock & Jones.....................................................       1

--------
* Unless we specifically mention otherwise, all references in this Prospectus to "Carson Pirie Scott" will include all of the department stores and the four furniture stores we operate under the names "Carson Pirie Scott," "Bergner's" and "Boston Store."

  Our stores are typically leading department stores in their communities, and most of the stores are located in premier locations in the areas they serve. The stores offer a wide selection of products including fashion clothing, clothing accessories, cosmetics and, with the exception of Saks Fifth Avenue and Parisian stores, decorative home furnishings. Certain Parisian stores will begin selling decorative home furnishings in 1999.

VARIED STORE FORMATS PROVIDE ACCESS TO BROADER CUSTOMER BASE

  We believe that by positioning our stores in diverse geographic locations and by using different store formats and tradenames, we are able to appeal to a broader portion of our potential customer base. For example, the Younkers and Proffitt's store formats generally appeal to middle- and upper-middle income customers in smaller and mid-size trade areas, while the Parisian store format appeals to upper-middle and upper-income customers in our larger metropolitan trade areas. Complementing these formats are:

  . The Saks Fifth Avenue format, which has a leadership position in the luxury merchandise segment primarily through stores located in major urban and suburban trade areas and certain resort locations;

  . The Off 5th outlet format, which offers off-price merchandise to a more moderate-income segment of the customer continuum; and

  . The Folio catalog format, which offers our customers direct mail and electronic shopping.

  In smaller communities, our stores are frequently the only stores catering to middle- and upper-income customers with a selection of name-brand merchandise that is not otherwise available in that trade area. In larger metropolitan areas, we try to maximize our presence by operating several stores (sometimes with different formats) in prime locations. In addition, we believe the Saks Fifth Avenue stores serve as destination stores that draw customers from a wide geographic base.

  Each of our stores carries name-brand merchandise selected to appeal to the particular customer base of the store. For example, the Younkers, McRae's, Herberger's, Carson Pirie Scott and Proffitt's store formats carry name brands such as Estee Lauder, Ralph Lauren and Tommy Hilfiger. Our Parisian format also carries these name brands, and complements them with name brands like Robert Talbott, Tahari, Bobbi Brown and MAC. The Saks Fifth Avenue store format is focused on luxury and fashion merchandise and carries name brands like Oscar de la Renta, Gucci, Donna Karan and Ferragamo.

  Our ability to appeal to a broad customer base in diverse geographic locations allows us to cross market our store formats and merchandise. As our customers' economic and geographic positions change, this cross marketing encourages our customers to continue to shop in our stores.

ACQUISITION AND INTEGRATION STRATEGY

  In recent years, we have grown primarily through the acquisition of strong, regional department store businesses, such as Parisian, Herberger's and Carson Pirie Scott. We complemented these department store company acquisitions with selective real estate acquisitions and new store openings, all part of our goal of achieving a leading position in each trade area in which we operate. Given current trends toward limited new mall development, we believe the attractiveness of our existing locations will provide us with a distinct competitive advantage.

  Through these acquisitions, we have developed, as one of our key strengths, the ability to integrate and enhance the back office functions of the acquired stores. Our integration philosophy includes:

  . Retaining key store management;

  . Maintaining store identity and store level sales personnel to assure that the acquisition does not adversely affect customer service;

  . Retaining previously developed regional expertise and knowledge of the local customer base, which allows each store format to tailor a portion of its merchandise selection to the local customer;

  . Using a "best practices" process where each store's operating procedures and policies are reviewed to see if there are practices which will provide us with more efficient operations at our other stores;

  . Coordinating merchandise planning and buying through our central merchandising group to obtain the benefits of our vendor relationships; and

  . Centralizing support functions, such as credit card operations, logistics and information systems, to reduce expenses and promote efficiency.

  We successfully implemented this philosophy in the acquisitions of McRae's, Younkers, Parisian, Herberger's, and most recently Carson Pirie Scott, each of which resulted in enhanced efficiencies and improved earnings.

 Strategic Acquisition and Integration of Saks Holdings.

  On September 17, 1998, we completed the acquisition of Saks Holdings, which operates Saks Fifth Avenue and Off 5th stores. We believe that our purchase of Saks Holdings combines two of the most compelling growth stories in the retail industry and provides us with the ability to serve a broader customer base. The acquisition also provides us with:

  . Opportunities to reduce operating costs through back office consolidation;

  . Access to the customers of Saks Fifth Avenue, an upper-income group that is also a high-growth segment of the population;

  . The Saks Fifth Avenue name, which is a premier name for luxury retailing and which offers significant national and international expansion opportunities;

  . Fashion expertise that we can use in our other store formats;

  . The Folio, a direct mail and electronic shopping format that we can expand to include our entire customer base and all of our store formats; and

  . Saks Holdings' developed expertise in customer service and customer loyalty programs, which we can use in all of our stores to improve our profitability and the recurring revenue stream from our customer base.

  Overall, we believe our operating strength and support infrastructure will allow the Saks Holdings merchandise management team to focus on its strengths of fashion direction, marketing and customer service. Due to the distinctiveness of the merchandise that Saks Fifth Avenue stores offer, we anticipate that the buying organization for the Saks Fifth Avenue stores will remain independent; however, certain aspects of the merchandise planning and inventory management will be coordinated centrally.

  Following our acquisition of Saks Holdings, we changed our name from "Proffitt's, Inc." to "Saks Incorporated."

 Acquisition of 15 Stores from Dillard's.

  On October 2, 1998, we acquired 14 department stores from Dillard's for a purchase price of approximately $450 million. The stores were part of the Mercantile Stores Company, which Dillard's acquired in August 1998. In December 1998, we will acquire an additional store from Dillard's located in Baton Rouge, Louisiana.

  We converted the acquired stores into Proffitt's, Parisian, McRae's, Younkers and Herberger's store formats according to store location and customer base. We will convert the Baton Rouge, Louisiana store into the Parisian store format. These acquisitions will expand our presence in several key trade areas, such as Orlando, Florida and Nashville, Tennessee, as well as provide us entry into several new trade areas, such as Duluth, Minnesota and Lafayette, Louisiana.

  We estimate that annualized revenues for the stores we are acquiring will approximate $350 to $400 million.

CAPITAL STRUCTURE STRATEGY

  We recently completed several improvements in our capital structure that are designed to enhance our liquidity, strengthen our balance sheet and position us for future growth. We are planning additional improvements to our capital structure.

 Repurchase of 8 1/8% Senior Notes.

  On September 9, 1998, we repurchased all of our $125 million outstanding 8 1/8% senior notes due 2004. We used approximately $140 million of the available amount under our credit facility to repurchase the notes at par plus a premium.

 New Credit Facilities.

  On September 17, 1998, we obtained new credit facilities that include:

    (a) a $750 million revolving credit facility, with a maturity of 364 days unless renewed, with the consent of the lenders, or converted into a four-year term loan at our option, and

    (b) a $750 million revolving credit facility, with a maturity of five years.

The five-year facility replaces our previous $600 million revolving credit facility and adds $150 million of new credit, while the 364 day facility represents new credit. As of November 19, 1998, we had approximately $843 million outstanding under the credit facilities. We anticipate that we will pay down approximately $347 million of this amount with the proceeds of the offering of 7 1/4% notes described below, and an additional $246 million with the proceeds of this offering. See "Use of Proceeds."

 Repurchase of Convertible Notes.

  Saks Holdings also has outstanding debt in the form of 5 1/2% notes, due on September 15, 2006. The 5 1/2% notes are convertible into shares of our common stock. As of August 1, 1998, there were approximately $276 million of the 5 1/2% notes outstanding. The terms of the 5 1/2% notes provide that the holders were entitled to require us to repurchase their notes as a result of our acquisition of Saks Holdings. The holders of approximately $268 million of the 5 1/2% notes have tendered their notes to the Company for repurchase on November 30, 1998.

 Real Estate Financing.

  As of September 17, 1998, Saks Holdings had outstanding real estate indebtedness of approximately $236 million, consisting of debt secured by intercompany leases. This debt is scheduled to mature on May 12, 2002, but we may elect to prepay all or some of it prior to its maturity. The timing of any prepayment, which is permitted quarterly, would depend on market conditions and our other cash needs at the time.

 Issuance and Sale of 8 1/4% Notes

  On November 9, 1998, we issued and sold $500 million of 8 1/4% Notes due 2008 and received net proceeds of approximately $495 million.

 Issuance and Sale of 7 1/4% Notes

  On November 25, 1998, we will issue and sell $350 million of 7 1/4% notes due 2004. The net proceeds from that offering are anticipated to be approximately $347 million.

  For a more complete discussion of our capitalization and the use of the proceeds of this offering see "Use of Proceeds" and "Capitalization."

MANAGEMENT OWNERSHIP

  Our senior management has a substantial investment in the company. As of September 17, 1998, Brad Martin, the Chairman of our Board and our Chief Executive Officer, beneficially owned approximately 1.2% of our common stock and all of our directors and officers as a group beneficially owned approximately 3.6% of our common stock.

  Our principal executive offices are at 750 Lakeshore Parkway, Birmingham, Alabama 35211. Our telephone number is (205) 940-4000.

                                  RISK FACTORS

  Your investment in the Notes will involve some degree of risk. You should carefully consider the following factors and the other information we have included or referred to in this Prospectus before deciding to purchase any Notes.

COMPETITION IN THE DEPARTMENT STORE BUSINESS

  The department store business is highly competitive. Our stores compete with national and regional department store chains as well as specialty retailers, discount stores, general and mass merchandise stores, and mail-order businesses. Some of the large department store chains and specialty retailers are able to devote more financial resources than we can to marketing. In addition, many of these competitors are able to use larger, more comprehensive marketing campaigns because they operate only one or two store formats. At the same time, some of the smaller retailers we compete with are able to use more focused and targeted marketing and selling campaigns than we can because their customer base is relatively narrow. To remain competitive, we must provide our stores with marketing support that is comprehensive enough to compete with the campaigns of our larger competitors but focused enough to reach the customer base of each store format.

  Our stores generally compete on the basis of price, quality, merchandise selection, customer service and amenities, location and store design. Merchandise selection and customer satisfaction are perhaps the most challenging. Our financial success depends on the ability of our buyers and designers to anticipate and respond quickly to changing merchandise trends and customer preferences. For example, if we do not change our merchandise to match prevailing consumer tastes, we may be left with merchandise that we cannot sell at a profit.

INTEGRATING ACQUIRED COMPANIES

  As part of our business strategy, we have acquired several department store businesses, including our recent acquisition of Saks Holdings. We regularly evaluate future acquisition opportunities, including acquisitions of other department store companies, groups of stores, such as the acquisition of the stores from Dillard's, and individual stores. Our operations and earnings will be affected by our ability to successfully integrate the operations of any businesses and store locations acquired in the future. In addition, the success of our acquisitions will depend on our ability to realize cost savings from the combined operations. We successfully integrated the operations of Parisian, Herberger's and Carson Pirie Scott in 1997 and 1998 and realized significant cost savings from those acquisitions. However, we cannot guarantee that we will be able to repeat these successes with our recent acquisition of Saks Holdings or the acquisition of the stores from Dillard's, or other stores or businesses that we may acquire in the future. See "The Company--Acquisition and Integration Strategy" and "--Forward Looking Statements."

SEASONAL FLUCTUATIONS IN OUR PERFORMANCE

  Like others in the retail industry, we experience seasonal fluctuations in sales and net income. We generally realize disproportionate amounts of sales and net income in the months of October, November and December as consumer spending increases for the holiday season.

POTENTIAL "YEAR 2000 PROBLEMS"

  We are taking what we believe are the appropriate steps to avoid the "Year
2000

Problem." The Year 2000 Problem could cause our information systems, software products and other business systems, and those of our suppliers, to fail in 1999 and 2000. These failures could cause numerous problems for us, such as delays in receiving the inventory we need and our inability to process credit card purchases. Our failure to make our systems, or the failure of our vendors to make their systems, Year 2000 compliant could result in our inability to process our daily business for some period of time or in other significant business interruptions. During the third quarter of 1997, we finished our assessment of the effect of the Year 2000 Problem on our operations. In fiscal 1997, we incurred expenses of $6.6 million to assess the effect of the Year 2000 Problem on our operations and to begin to make planned systems modifications. We expect to incur additional charges of approximately $9 million in fiscal 1998 and $3 million in fiscal 1999. We expect to be Year 2000 compliant by March 31, 1999.

  Despite our efforts, there is always the possibility that we may not identify and correct all Year 2000 Problems in our information systems and those of our suppliers before they occur. Our efforts to identify and address these problems, and the expenses or liabilities we may incur to fix them, could materially and adversely affect our financial condition and results of operations. Although we review the Year 2000 compliance efforts of our suppliers and any businesses we acquire, we cannot be sure that their efforts will be sufficient to avoid Year 2000 Problems.

RANKING OF THE NOTES AMONG OUR OTHER DEBT

  The Notes and the guarantees of the Notes by our subsidiaries will be senior unsecured obligations. If we default, your right to payment under the Notes will be:

  . Subordinate to all of our secured debt;

  . Equal to all of our unsecured and unsubordinated debt, including any amounts we borrow under our credit facilities; and

  . Senior to all of our subordinated debt.

  Assuming that we sold the Notes and applied the proceeds on August 1, 1998 and made certain other adjustments as described under "Capitalization," our outstanding short-term and long-term debt, combined with that of our subsidiaries that are acting as guarantors of the Notes, would have been approximately $1.7 billion. Of this amount:

  . Approximately $417 million would have been secured debt that has priority over the Notes. This amount includes the Saks Holdings outstanding real estate debt.

  . Approximately $1.1 billion outstanding under the credit facilities, the 8
    1/4% notes and the 7 1/4% notes would have been unsecured and unsubordinated debt that ranks equally in right of payment with the Notes.

  . Approximately $8 million of the Saks Holdings 5 1/2% notes would remain outstanding and rank below the Notes in right of payment. See the discussion above under "The Company--Capital Structure Strategy."

See "Use of Proceeds" and "Capitalization."

  The holders of our secured debt will have a prior claim on our assets that secure their debt. As a result, they will be paid before you receive any amounts due under the terms of the Notes and the guarantees of the Notes, but only to the extent of the value of the assets securing their debt. In addition, if we or one of the guarantors are involved in any dissolution, liquidation or reorganization, you may not be able to recover any interest or principal you are due under the Notes.

  If we or a guarantor become insolvent, the guarantee of the Notes could be held by a court to be unenforceable. If the guarantees were held to be unenforceable, you would have a claim against the equity of the guarantor but would be paid only after all of the direct obligations of the guarantor had been satisfied.

  We will use a portion of our cash flow from operations to make payments (primarily interest and principal) on our debt. This will reduce the funds available for our operations and capital expenditures. Also, the overall amount of debt we have outstanding and the restrictive covenants contained in the terms of that debt may make us more vulnerable to economic downturns and competitive pressures, and may hinder our ability to accomplish our strategic objectives.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

  The Notes are new securities and no market exists where you can resell them. Although the Underwriters tell us they intend to buy and sell the Notes, or "make a market" in the Notes, they are not required to do so. If the Underwriters start market-making activities, they could stop these activities at any time without notice. As a result, your ability to resell the Notes may be limited. We do not intend to apply for listing of the Notes on any securities exchange or for quotation through Nasdaq.

FORWARD-LOOKING STATEMENTS

  This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements concerning our existing and contemplated operations, economic performance and financial condition. These statements are based upon a number of assumptions and estimates that are subject to uncertainties and contingencies, many of which are beyond our control. See "Cautionary Notice Regarding Forward-Looking Statements" on page 5.

                      SUMMARY FINANCIAL AND OPERATING DATA
                             (DOLLARS IN THOUSANDS)

  The following table sets forth summary financial and operating data as of and for the five fiscal years ended January 31, 1998 and summary unaudited financial and operating data as of and for the six months ended August 1, 1998 and August 2, 1997.


                             SIX MONTHS ENDED                          FISCAL YEAR ENDED (A)
                          ------------------------  ---------------------------------------------------------------
                           AUGUST 1,    AUGUST 2,   JANUARY 31,  FEBRUARY 1,  FEBRUARY 3,  JANUARY 28,  JANUARY 29,
                             1998         1997         1998         1997         1996         1995         1994
                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                          (UNAUDITED)  (UNAUDITED)
Net sales...............  $2,696,346   $2,490,469   $5,726,346   $4,926,862   $4,422,107   $4,085,595   $3,600,897
Cost of sales...........   1,761,420    1,636,809    3,731,293    3,208,989    2,900,026    2,665,525    2,357,829
Selling, general and
 administrative
 expenses...............     588,245      542,471    1,165,118    1,057,144      961,407      852,896      784,091
Depreciation and
 amortization...........      71,570       65,353      136,119      123,533      121,171      115,543      142,650
Property and equipment
 rentals................      83,917       70,048      157,018      114,714       97,148       91,567       86,532
Taxes other than income
 taxes..................      73,469       68,450      134,121      117,355      110,137      108,677       98,811
Store pre-opening
 costs..................       2,998        5,235       17,018       11,645        2,178        1,798          295
Merger, restructuring
 and integration
 charges (b)............       5,951        3,102       36,524       16,929       64,237        2,000      179,731
Year 2000 expense (c)...       4,127        4,362        6,590
Expenses related to
 attempted Younkers
 takeover...............                                                          10,017
Long-lived assets
 impairment or
 disposition............       1,855           30         (134)       1,406      (36,058)
ESOP expenses (d).......                    1,532        9,513        3,910        2,931        2,787        2,939
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
 Operating income.......     102,794       93,077      333,166      271,237      188,913      244,802      (51,981)
Other income (expense):
 Interest expense.......     (49,292)     (57,497)    (113,685)    (114,881)    (141,725)    (117,065)     (99,205)
 Reorganization
  items (e).............                                                                                  (219,857)
 Other income (expense),
  net...................         754          389        2,330      (11,780)       4,051        4,826        4,063
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before
 provision for income
 taxes and extraordinary
 items and cumulative
 effect of changes in
 accounting methods.....      54,256       35,969      221,811      144,576       51,239      132,563     (366,980)
NOL Recognition (g).....                              (294,846)
Provision for income
 taxes..................      23,150       15,505      100,420       50,998       48,914       58,112       34,432
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income (loss) before
 extraordinary items and
 cumulative effect of
 changes in accounting
 methods................      31,106       20,464      416,237       93,578        2,325       74,451     (401,412)
Extraordinary loss on
 debt, net of tax (f)...        (334)      (4,472)     (11,323)     (12,746)      (8,051)        (535)     (28,728)
Extraordinary gain on
 reorganization, net of
 tax (e)................                                                                                   212,139
Cumulative effect of
 changes in accounting
 methods, net of
 tax (k)................                                                                                   (12,090)
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss).......  $   30,772   $   15,992   $  404,914   $   80,832   $   (5,726)  $   73,916   $ (230,091)
                          ==========   ==========   ==========   ==========   ==========   ==========   ==========
OTHER FINANCIAL
 DATA: (J)
EBITDAR before unusual
 items..................  $  270,968   $  237,893   $  681,126   $  519,949   $  452,410   $  461,525   $  144,077
Rental expense..........      83,917       70,048      157,018      114,714       97,148       91,567       86,532
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
EBITDA before unusual
 items (m)..............     187,051      167,845      524,108      405,235      355,262      369,958       57,545
Unusual items (h).......     (11,933)      (9,026)     (52,493)     (22,245)     (41,127)      (4,787)    (182,670)
                          ----------   ----------   ----------   ----------   ----------   ----------   ----------
EBITDA after unusual
 items..................  $  175,118   $  158,819   $  471,615   $  382,990   $  314,135   $  365,171   $ (125,125)
                          ==========   ==========   ==========   ==========   ==========   ==========   ==========
Ratio of EBITDA to
 interest
 expense (i)(m).........         3.3x         2.9x         4.6x         3.5x         2.5x         3.2x         0.6x
Ratio of total debt to
 EBITDA (i)(m)..........         2.3          3.2          2.7          3.4          4.1          3.9         23.6
Ratio of Earnings to
 Fixed Charges (l)......         1.7          1.4          2.3          1.9          1.3          1.8          --
CONSOLIDATED BALANCE
 SHEET DATA:
Working capital.........  $  929,542   $  999,957   $1,090,304   $  951,752   $  710,468   $  777,444   $  801,589
Total assets............  $4,157,139   $3,769,435   $4,270,253   $3,630,276   $2,899,565   $2,908,258   $2,593,779
Long-term debt, less
 current portion........  $1,256,840   $1,439,623   $1,380,770   $1,365,242   $1,406,854   $1,413,416   $1,308,067
Shareholders' equity....  $1,999,839   $1,428,532   $1,944,529   $1,397,934   $  691,059   $  739,893   $  658,101
SELECTED STORE DATA:
Stores open at end of
 period.................         331          319          330          315          263          260          227
Capital expenditures....  $  159,731   $  164,778   $  346,876   $  247,814   $  172,662   $  163,748   $  165,470

                                                   (footnotes on following page)

--------
(a) Effective September 17, 1998, January 31, 1998, February 1, 1997, and February 3, 1996, Saks Holdings, Inc. ("Saks Holdings") Carson Pirie Scott & Co. ("CPS"), G.R. Herberger's, Inc. ("Herberger's") and Younkers, Inc. ("Younkers"), respectively, were acquired by Saks Incorporated (the "Company"). Such acquisitions were accounted for under the pooling-of-interests method of accounting. Accordingly, the Company's financial statements were restated for all periods to include the results of operations and financial position of Saks Holdings, CPS, Herberger's and Younkers. The Company completed the purchase of Parisian, Inc. ("Parisian") on October 11, 1996, which the Company accounted for under the purchase method of accounting. As a consequence, the Company's financial statements include Parisian's results of operations from October 11, 1996.

(b) In connection with the acquisitions of CPS, Parisian, Herberger's and Younkers, the Company incurred merger, restructuring and integration costs, including (i) transaction costs, (ii) costs associated with severance and related benefits and abandonment and elimination of duplicate administrative office space, property, data processing equipment and software, and (iii) other costs.

(c) During fiscal 1997 the Company completed its assessment of the effect of the Year 2000 Problem on the Company and began the necessary systems modifications resulting in expenses of $6.6 million. The Company's expenses related to the Year 2000 Problem for the periods ended August 1, 1998 and August 2, 1997 were $4.1 million and $4.4 million, respectively. See "Risk Factors--Potential "Year 2000 Problems'."

(d) In December 1997, the Company terminated the Herberger's Employee Stock Ownership Plan.

(e) CPS and its subsidiaries filed Chapter 11 bankruptcy in fiscal 1991 and completed Chapter 11 reorganization in fiscal 1993. In connection with the reorganization, CPS recognized a loss on reorganization of $219.9 million and an extraordinary gain on reorganization of $212.1 million net of tax.

(f) During fiscal 1997, the Company modified its capital structure, including retiring approximately $114 million of 9 7/8% Parisian Senior Subordinated Notes due 2003, prepaying approximately $15 million of 11% Junior Subordinated Notes, prepaying certain mortgages and replacing the Company's existing revolving credit and working capital facilities with a new revolving credit facility. As a result of this early extinguishment of debt, certain deferred costs and premiums associated with the debt facilities, such as loan origination costs, were written off resulting in a loss of $11.3 million net of income taxes. In fiscal 1996, the Company recognized $12.7 million of extraordinary charges associated with the prepayment of term borrowings under the Saks Holdings credit facility, the repayment of outstanding balances on the revolving credit portion of the Saks Holdings credit facility and the prepayment of certain mortgages. In fiscal 1995, Younkers canceled its $150 million revolving credit agreement and replaced its debt financing of accounts receivable with sales of ownership interests in its accounts receivable resulting in a write-off of $2.1 million net of income taxes. In connection with the Saks Holdings real estate refinancing in 1995, the Company incurred $6.0 million in charges. In fiscal 1993, the Company incurred $28.7 million of charges associated with the early extinguishment of debt.

(g) The Company recorded an income tax benefit of $294.8 million in the fourth quarter of 1997, relating to the reduction in the Saks Holdings valuation allowance associated with certain deferred tax assets.

(h) Unusual items for the six months ended August 1, 1998 include merger, restructuring and integration costs of $6.0 million, Year 2000 expense of $4.1 million and losses from disposition of long-lived assets of $1.9 million. Unusual items for the six months ended August 2, 1997 include merger, restructuring and integration costs of $3.1 million, Year 2000 expense of $4.4 million, losses from disposition of long-lived assets of $0.03 million and costs related the Herberger's employee stock ownership plan of $1.5 million. Unusual items for the 52 weeks ended January 31, 1998 include net gains from disposition of long-lived assets of $0.1 million, merger, restructuring and integration costs of $36.5 million, Year 2000 expense of $6.6 million and costs related to the termination of the Herberger's employee stock ownership program of $9.5 million. Unusual items for the 52 weeks ended February 1, 1997 include net losses from disposition of long-lived assets of $1.4 million, merger, restructuring and integration costs of $16.9 million and costs related to the Herberger's employee stock ownership plan of $3.9 million. Unusual items for the 53 weeks ended February 3, 1996 include expenses of $10.0 million related to CPS's attempted takeover of

    Younkers in 1995, net gains from disposition of long-lived assets of $36.1 million, merger, restructuring and integration costs of $64.2 million and costs related to the Herberger's employee stock ownership plan of $2.9 million. Unusual items for the 52 weeks ended January 28, 1995 include merger restructuring and integration costs of $2.0 million and $2.8 million of Herberger's employee stock ownership plan expenses. Unusual items for the 52 weeks ended January 29, 1994 include $179.7 million of impairment and store closing costs at Saks Holdings and $2.9 million of Herberger's employee stock ownership plan expenses.

(i) The ratio of EBITDA to interest expense and the ratio of total debt to EBITDA for the periods ended August 1, 1998 and August 2, 1997 have been calculated based on the twelve months ended August 1, 1998 and August 2, 1997, respectively.

(j) EBITDA represents earnings before interest, taxes, depreciation, amortization and unusual items. EBITDAR represents EBITDA plus rental expense. While EBITDA and EBITDAR should not be construed as substitutes for operating income or as better measures of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, they are included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditure and working capital requirements.

(k) Effective with fiscal 1993, the Company changed its method of accounting for inventories, store pre-opening costs and pensions. The adjustments to reflect these changes resulted in a net charge of $12.1 million. The most significant component was a charge with respect to pensions of $14.0 million, net of tax.

(l) For the fiscal year ended January 29, 1994, the Company reported a pre-tax loss from continuing operations of $366,980 due to Saks Holdings reporting a pre-tax loss of $231,283 as well as CPS's emergence from Chapter 11 bankruptcy during fiscal 1993. Net loss after extraordinary items and changes in accounting methods for fiscal 1993 was $230,091. The ratio of earnings to fixed charges calculation for the fiscal year ended January 29, 1994, indicated a fixed charge coverage deficiency of $368,547.

(m) In connection with the bankruptcy reorganization in fiscal 1993, CPS recognized a reorganization charge of $219.9 million. When considering this extraordinary item, pro forma EBITDA before unusual items would have been $
    277.4 million, and the ratios of EBITDA to interest expense and total debt to EBITDA would have been 2.8x and 4.9x, respectively.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Notes are estimated to be approximately $246 million. Saks Incorporated (the "Company") intends to use all of the proceeds to repay outstanding amounts under the Company's unsecured credit facilities (the "Credit Facilities").

  The Company's Credit Facilities include: (a) a $750 million revolving credit facility, with a maturity of 364 days (the "364 Day Facility"), unless renewed with the consent of the lenders, or converted into a four-year term loan at the option of the Company, and (b) a $750 million revolving credit facility, with a maturity of five years, which includes subfacilities of $150 million for standby letters of credit and $50 million for short-term borrowings (the "Five Year Facility"). The Five Year Facility amends and restates the Company's previous $600 million revolving credit facility and adds an additional $150 million of new credit, while the 364 Day Facility represents new credit. As of November 19, 1998, approximately $843 million was outstanding under the Credit Facilities carrying a weighted average interest rate as of that date of approximately 5.6% per annum. Approximately $347 million of this amount is expected to be repaid on or about November 25, 1998 from the proceeds of the sale of the Company's 7 1/4% notes due 2004. The amounts outstanding under the Credit Facilities were incurred for working capital purposes and other purposes described under "Capitalization." The 364 Day Facility, if not extended, will expire on September 15, 1999 and the Five Year Facility will expire on September 17, 2003.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of August 1, 1998, (i) on an actual basis, (ii) on an as-adjusted basis giving effect to the Company's repurchase of all of its 8 1/8% senior notes due 2004 (the "8 1/8% Notes"), the Company's repurchase of approximately $65 million of Class C mortgage-backed pass-through certificates (the "Class C Mortgage-Backed Certificates"), the buyout of an approximately $29 million lease of Saks Holdings, Inc., a subsidiary of the Company ("Saks Holdings"), the repayment of an approximately $19 million mortgage of Parisian, Inc., a subsidiary of the Company ("Parisian"), borrowing under the Credit Facilities to finance the acquisition of 14 stores from Dillard's Inc. ("Dillard's"), the repurchase of $268 million of Saks Holdings 5 1/2% convertible subordinated notes due 2006 (the "5 1/2% Notes"), the sale of $500 million of 8 1/4% Notes due 2008 (the "8 1/4% Notes") and the application of the net proceeds therefrom, and the sale of $350 million of 7 1/4% Notes due 2004 (the "7 1/4 Notes") and the application of the net proceeds therefrom, and (iii) as further adjusted to reflect the sale of the Notes offered by this Prospectus (after deducting the estimated offering expenses) and the application of the net proceeds therefrom as set forth under "Use of Proceeds." This table should be read in conjunction with the consolidated financial statements of the Company and the notes thereto and the summary financial statements and summary unaudited financial statements and notes thereto, included or incorporated by reference herein.

                                                     AUGUST 1, 1998
                                             ---------------------------------
                                                                   AS ADJUSTED
                                                          AS        FOR THIS
                                             ACTUAL(A) ADJUSTED     OFFERING
                                             --------- --------    -----------
                                                     (IN MILLIONS)
     Current maturities of long-term debt... $   13.6  $   13.6     $   13.6
                                             ========  ========     ========
     Long-term debt:
       Credit Facilities(b)................. $  368.4  $  458.0(c)  $  212.0
       Real estate and mortgage notes(d)....    329.9     246.2        246.2
       8 1/8% Notes(e)......................    125.0         0            0
       8 1/4% Notes.........................              500.0        500.0
       7 1/4% Notes.........................              350.0        350.0
       Securities offered hereby............                           250.0
       Capital lease obligations............    157.5     157.5        157.5
       5 1/2% Notes(f)......................    276.0       8.3          8.3
                                             --------  --------     --------
         Total long-term debt............... $1,256.8  $1,720.0     $1,724.0
     Shareholders' equity(g)................  1,999.8   1,999.8      1,999.8
                                             --------  --------     --------
         Total capitalization............... $3,270.2  $3,733.4     $3,737.4
                                             ========  ========     ========

--------
(a) Restated for the effect of the Company's September 17, 1998 acquisition of Saks Holdings.
(b) As of September 17, 1998, the Company (i) increased its existing $600 million revolving credit facility to $750 million, with a maturity of five years, which includes subfacilities of $150 million for standby letters of credit and $50 million for short-term borrowings, and (ii) entered into a new $750 million revolving credit facility, with a maturity of 364 days unless renewed, with the consent of the lenders, or converted into a four-year term loan at the option of the Company.
(c) On September 1, 1998, the Company repaid an approximately $19 million mortgage of Parisian and on September 17, 1998, the Company paid approximately $29 million to buy out a lease of Saks Holdings, in both cases using funds available under the Credit Facilities. On October 2, 1998, the Company acquired 14 stores from Dillard's for a purchase price of approximately $450 million using funds available under the Credit Facilities. The Company will purchase an additional store from Dillard's on or about December 1, 1998. On November 9, 1998, the Company repaid, and on November 25, 1998, the Company anticipates that it will repay, approximately $227 million and approximately $347 million, respectively, of amounts outstanding under the Credit Facilities using the net proceeds from the sale of the 8 1/4% Notes and the 7 1/4% Notes.
(d) On September 2, 1998, the Company repurchased approximately $65 million of the Class C Mortgage-Backed Certificates from a single investor.

(e) On September 9, 1998, the Company repurchased all of its outstanding 8 1/8% Notes using funds available under the Credit Facilities.
(f) As a result of the Company's acquisition of Saks Holdings, holders of the 5 1/2% Notes were entitled to require the Company to repurchase their notes. Holders of approximately $268 million elected to require the Company to repurchase their notes on November 30, 1998, after which approximately $8 million of the 5 1/2% Notes will remain outstanding.
(g) The adjustments do not reflect charges totaling approximately $182 million, after taxes, related to merger, restructuring, and integration and other charges incurred in the third quarter ended October 31, 1998, as discussed in the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 23, 1998.

                           DESCRIPTION OF THE NOTES

GENERAL

  The following description of the particular terms of the securities offered by the Company pursuant to this Prospectus Supplement (the "Notes") supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the accompanying Prospectus dated September 24, 1998 to which this Prospectus Supplement relates or in the Indenture referred to therein.

  The Notes will be issued under an Indenture to be dated as of December 2, 1998 (the "Indenture") by and among the Company, the Guarantors and The First National Bank of Chicago, as trustee (the "Trustee"). For purposes of this section, references to the "Company" mean only Saks Incorporated and not any of its subsidiaries. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. Capitalized terms used but not defined in the following summary are defined below under "--Certain Definitions."

  The Notes will be general unsecured senior obligations of the Company limited to $250,000,000 aggregate principal amount. The Notes will rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Company and will be senior in right of payment to all subordinated indebtedness of the Company. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Notes will be issued in the form of a Global Note to the Depository Trust Company ("DTC"). See "--Book-Entry, Delivery and Form." Principal of, premium, if any, and interest on the Notes are payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the holders of record. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

  The Company will not be required to make any sinking fund payments with respect to the Notes.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

  The Notes will mature on December 1, 2010. Interest on the Notes will accrue at the rate of 7 1/2% per annum and will be payable semi-annually on each June 1 and December 1, commencing on June 1, 1999, to the holders of record at the close of business on May 15 and November 15, respectively, immediately preceding such interest payment dates.

  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

GUARANTEES

  All of the Company's Subsidiaries that are guarantors or obligors in respect of the Credit Facilities on the Issue Date will, jointly and severally, fully and unconditionally guarantee the Company's obligations under the Notes on an equal and ratable basis subject to the limitation described in the next paragraph. In addition, if any Subsidiary of the Company which is not already a Guarantor becomes a guarantor or obligor in respect of the Credit Facilities, the Company will cause such Subsidiary to enter into a supplemental indenture to the Indenture pursuant to which such Subsidiary shall agree to guarantee the Company's obligations under the Notes. If the

Company defaults in payment of the principal of, premium, if any, or interest on the Notes, the Guarantors, jointly and severally, will be unconditionally obligated to duly and punctually pay the same.

  The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

  Notwithstanding the foregoing, but subject to the requirements described below under "Merger and Consolidation," any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all of the Capital Stock of such Subsidiary, or all or substantially all of the assets of such Subsidiary, pursuant to a transaction which is in compliance with the Indenture or (ii) at the request of the Company, in the event that the Lenders under the Credit Facilities unconditionally release such Guarantor from its guarantee obligations under such facilities. The release of the guarantees under the Credit Facilities is expected to occur if the Company receives investment grade ratings from specified rating agencies.

  Each Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) will rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of such Guarantor and will rank senior in right of payment to all subordinated indebtedness of such Guarantor. As of August 1, 1998, after giving pro forma effect to this offering and the application of the net proceeds therefrom, the Company and the Guarantors would have had approximately $1.7 billion of indebtedness outstanding, of which approximately $417 million would have been secured indebtedness and the remainder would have been unsecured and unsubordinated indebtedness. See "Risk Factors--Ranking of the Notes Among Our Other Debt" and "Capitalization."

OPTIONAL REDEMPTION

  The Notes will be redeemable, in whole or in part, at the option of the Company, at any time or from time to time, upon not less than 30 and not more than 60 days' notice mailed to each Beneficial Owner of the Notes as shown in the security register for the Notes, on any date prior to their maturity date at a price equal to the greater of (i) 100% of the principal amount thereof, or (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the Redemption Date (subject to the right of persons in whose name the Notes are registered on the record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

CERTAIN COVENANTS OF THE COMPANY

 Restrictions on Liens

  The Company will not, and will not permit any Subsidiary to issue, assume or guarantee any Indebtedness secured by any Lien upon any Operating Property or Operating Asset of the Company or any Subsidiary, whether such property or assets are now owned or hereafter acquired, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes) shall be secured at least equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

    (i) (A) a purchase money Lien on such property (including security for inventory financing in the ordinary course of business and vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) given simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a "substantial improvement") of such property, or (2) the date such property was placed in operation after the acquisition or completion of any such construction or substantial improvement, or (B) the acquisition of property not theretofore owned by the Company or such Subsidiary subject to an existing Lien securing Indebtedness (whether or not assumed), including in each case Indebtedness incurred for reimbursement of funds previously expended for any construction or substantial improvement, provided, however, that in each case (x) such Lien is limited to any or all of (i) such acquired or constructed property or substantial improvement (including accretions thereto), (ii) the real property on which any construction or substantial improvement occurs, or (iii) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs, and (y) the total amount of the Indebtedness secured by such Lien, together with all other Indebtedness to Persons other than the Company or a Subsidiary secured by Liens on such property, shall not exceed the lesser of (i) the total cost of such property, including any such construction or substantial improvement, to the Company or a Subsidiary, and (ii) the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by the Company or a Subsidiary as determined by the Company's Board of Directors or a member of the Company's senior management in good faith;

    (ii) a Lien on real property of the Company or a Subsidiary or, with respect to distribution centers, on equipment used directly in the operation of, or the business conducted on, such real property, which Lien is the sole security for Indebtedness and (x) is incurred within three years after the latest of (1) the date of issuance of the Notes under the Indenture, (2) the acquisition of the real property or equipment or (3) the completion of construction or substantial improvement on such real property, (y) is incurred for the purpose of reimbursing the Company or such Subsidiary, as the case may be, for the cost of acquisition and/or the cost of improvement of such real property or equipment and (z) the amount of which does not exceed the lesser of the aggregate cost of such real property, improvements and equipment and the fair market value thereof, as determined by the Company's Board of Directors or a member of the Company's senior management in good faith;

    (iii)(a) Liens on the Operating Property of the Company or any of its Subsidiaries securing (1) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (2) contingent obligations on surety and appeal bonds and (3) other nondelinquent obligations of a like nature, in each case, incurred in the ordinary course of business, (b) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution, (c) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (d) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings and (e) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics', materialmen's, warehousemen's and carriers' Liens and Liens of landlords or of mortgages of landlords, on fixtures and Operating Assets located on premises leased in the ordinary course of business;

    (iv) Liens (1) existing on the date of the Indenture, or (2) on assets of a Subsidiary existing on the date it became a Subsidiary;

    (v) Liens in favor of the Company or a Subsidiary;

    (vi) Liens securing only the Indebtedness issued under the Indenture; and

    (vii) Liens to secure Indebtedness incurred to extend, renew, refinance or replace Indebtedness secured by any Liens referred to in the foregoing clauses (i) to (vi), provided, however, that the principal amount of the extending, renewal, refinancing or replacement Indebtedness does not exceed the principal amount of Indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such Lien applies only to any part or all of the same property or assets that were subject to the prior permitted Lien (and, in the case of real property, improvements thereon).

 Restrictions on Sale and Leaseback Transactions

  Without equally and ratably securing the Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes), the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any Operating Property or Operating Asset that has been or is to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such property (a "Sale and Leaseback Transaction") unless the terms of such sale or transfer have been determined by the Company's Board of Directors, in the case of any sale or transfer involving proceeds in excess of $25 million, to be fair and arms' length and (i) within 365 days after the receipt of the proceeds of such sale or transfer, the Company or any Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer to
(A) the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or a Subsidiary, or (B) to the acquisition, construction, development or improvement of Operating Assets or Operating Properties, or (ii) the Company or such Subsidiary would be entitled, at the effective date of such sale or transfer, to incur Indebtedness secured by a Lien on such Operating Property or Operating Assets, in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Notes pursuant to "Restrictions on Liens" described above. The foregoing restriction will not apply to (w) any Sale and Leaseback Transaction for a term of not more than three years including renewals, (x) any Sale and Leaseback Transaction with respect to Operating Property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such Operating Property) if a binding commitment with respect thereto is entered into within three years after the later of (1) the date of issuance of the Notes under the Indenture or (2) the date such Operating Property was acquired (as the term "acquired" is used in the definition of Operating Property), (y) any Sale and Leaseback Transaction with respect to Operating Assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation, or (z) any Sale and Leaseback Transaction between the Company and a Subsidiary or between Subsidiaries provided that the lessor shall be the Company or a Subsidiary.

 Exempted Debts

  Notwithstanding the restrictions contained in the Indenture on (i) Liens and
(ii) Sale and Leaseback Transactions, the Company or its Subsidiaries may, in addition to amounts permitted under such restrictions, issue, assume or guarantee Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions, provided, however, that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions (collectively, the "Exempted Debt") does not exceed 15% of Consolidated Net Tangible Assets at the time such Lien is granted or at the time such Sale and Leaseback Transaction is entered into.

 No Special Protection in the Event of a Highly Leveraged Transaction

  The terms of the Notes will not afford the holders special protection in the event of a highly leveraged transaction.

MERGER AND CONSOLIDATION

  The Indenture provides that the Company may, without the consent of the holders of the Notes, consolidate with or merge with or into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided, however, that in any such case (i) the successor corporation shall be the Company or a domestic corporation and such corporation (if other than the Company) shall assume by supplemental indenture the Company's obligations under the Indenture and the Notes, (ii) immediately after such transaction, no Event of Default shall have occurred and be continuing, and (iii) if, as a result of any such merger or consolidation, or such conveyance, transfer or lease, an Operating Property or an Operating Asset of the Company or a Subsidiary would become subject to a Lien which would not be permitted under "Restrictions on Liens" or "Exempted Debts" described above, the Notes would be secured equally and ratably with (or prior to) all Indebtedness so secured. Upon compliance with these provisions by a successor corporation, the Company (except in the case of a lease) would be relieved of its obligations under the Indenture and the Notes.

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture: (a) default in payment of any interest on the Notes when due and payable, that continues for 30 days; (b) default in payment of all or any part of the principal of or premium, if any, on the Notes at maturity; (c) default in the performance of or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with), that continues for 60 days after written notice as provided in the Indenture; (d) acceleration of any Indebtedness, having an aggregate minimum principal amount of $50 million, for money borrowed by the Company or a Subsidiary under the terms of the instrument under which such Indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice as provided in the Indenture; (e) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the terms of the Indenture); (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided in the Indenture with respect to the Notes.

  If an Event of Default (other than as specified in clause (f) with respect to the Company), shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes due and payable immediately, upon which declaration, all such amounts payable will become and be immediately due and payable. If an Event of Default specified in clause (f) above with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

  After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the

Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on the Notes, (iii) the principal of and premium, if any, on the Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

  The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on the Notes, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

  No holder of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company and the Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five business days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURES

  The Company may, at its option and at any time, terminate the obligations of the Company and the Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company and each Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes and Guarantees to receive payment in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of the Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Guarantor with respect to certain covenants that are set forth in the Indenture, some of which are described under "--Certain Covenants" above, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes at maturity; (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default shall have occurred and be continuing on the date of such deposit or insofar as clause (f) under the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company or any Guarantor has paid all other sums payable under the Indenture by the Company and the Guarantors; and (iii) the Company and each of the Guarantors have delivered to the Trustee an officer's certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

  From time to time, the Company and the Guarantors, when authorized by resolutions of their boards of directors, and the Trustee may, without the consent of the holders of the outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, as amended, or making any change that does not materially adversely affect the legal rights of any holder; provided, however, that the Company has delivered to the Trustee an opinion of counsel stating that such change does not materially adversely affect the legal rights of any holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note, (i) reduce the principal of or change the stated maturity of any Note, or alter the provisions with respect to the redemption or repurchase of the Notes in any manner adverse to the holders of the Notes; (ii) reduce the rate of or change the time for payment of interest on the Notes; (iii) change the place or currency of payment of principal of (or premium) or interest on the Notes; (iv) modify any provisions of the Indenture relating to the waiver of past defaults, the right of the holders of Notes to institute suit for the enforcement of any payment on or with respect to the Notes or any Guarantee, or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each holder therein affected);
(v) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default; (vi) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (vii) modify the ranking or priority of the Notes or the Guarantee in any manner adverse to the holders of the Notes; or
(viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

  The holders of a majority in aggregate principal amount of the Notes, on behalf of all holders of the Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of the Notes, on behalf of all holders of the Notes, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each Note.

GOVERNING LAW

  The Indenture and the Notes and the Guarantees are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

  "Accounts Receivable Subsidiary" means Proffitt's Credit Corporation, National Bank of the Great Lakes, SFA Finance Company, SFA Finance Company II and any other present or future subsidiary (including any credit card bank) of the Company that is, directly or indirectly, wholly owned by the Company (except, in the case of SFA Finance Company and SFA Finance Company II, for 1,000 shares of Series A Preferred Stock of SFA Finance Company owned by certain independent directors of SFA Finance Company and except in the case of any credit card bank, for directors' qualifying shares) and organized for the purpose of, and is only engaged in, (i) originating, purchasing, acquiring, financing, servicing or collecting accounts receivable obligations of customers of the Company or its subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the Company and its subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein and
(iv) other activities incident thereto.

  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessment, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

  "Consolidated Net Tangible Assets" means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) which under GAAP are included on a balance sheet of the Company and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, net of accumulated amortization.

  "Credit Facilities" means the Credit Facility amended and restated as of September 17, 1998, and the Credit Facility dated as of September 17, 1998, each by and among the Company, NationsBank, N.A., as Agent, and other financial institutions, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes related notes, guarantees and other agreements executed in connection therewith.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Event of Default" has the meaning set forth under "--Events of Default" above.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

  "Foreign Subsidiary" means a subsidiary of the Company not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

  "Funded Debt" means Indebtedness which matures more than one year from the date of the computation thereof, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date; provided, however, that Funded Debt shall not include (i) obligations created pursuant to leases, or (ii) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

  "GAAP" means generally accepted accounting principles in effect in the United States which are applicable as of the Issue Date and which are consistently applied for all applicable periods.

  "Guarantee" means the guarantee by each of the Guarantors of the Notes and the Company's obligations under the Indenture.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

  "Guarantor" means (i) each of the Company's Subsidiaries that are guarantors or obligors in respect of the Credit Facilities on the Issue Date and (ii) each other Subsidiary of the Company that is required to execute a supplemental indenture and become a Guarantor subsequent to the Issue Date pursuant to the Indenture.

  "Indebtedness" of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

  "Issue Date" means the original issue date of the Notes under the Indenture.

  "Lien" means any security interest, pledge, lien or other encumbrance.

  "Operating Assets" means all merchandise, inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by the Company or a Subsidiary.

  "Operating Property" means all real property and improvements thereon owned by the Company or a Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided, however, that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Subsidiaries. Operating Property is treated as having been "acquired" on the day the Operating Property is placed in operation by the Company or a Subsidiary after the latest of (a) its acquisition from a third party, including a Subsidiary, (b) completion of its original construction or
(c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling, expansion or improvement).

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Reference Treasury Dealer" means each of Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  "Remaining Scheduled Payments" means, with respect to any Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not Interest Payment Date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

  "Securities Act" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

  "Senior Funded Debt" means all Funded Debt of the Company or any Person (except Funded Debt, the payment of which is subordinated to the payment of the Notes).

  "Subsidiary" means any corporation or other business entity of which at least a majority of the outstanding stock or membership or other interest, as the case may be, having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of said corporation or business entity or otherwise direct the business and affairs of such corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries; provided, that, unless otherwise expressly stated, Subsidiary shall not include any Accounts Receivable Subsidiary or any Foreign Subsidiary.

  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

BOOK-ENTRY, DELIVERY AND FORM

  The Notes will be represented by one or more permanent Global Notes in definitive, fully registered book-entry form (each, a "Global Note") which will be registered in the name of Cede & Co., as nominee of DTC and deposited on behalf of purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

 The Global Notes

  The Company expects that pursuant to procedures established by DTC (a) upon deposit of each Global Note, DTC or its custodian will credit on its internal system portions of the Global Note, which shall be comprised of the corresponding respective amount of the Global Note to the respective accounts of persons who have accounts with such depositary and (b) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee with respect to interests of persons who have accounts with DTC ("Participants") and the records of Participants with respect to interests of persons other than Participants. Such accounts initially will be designated by or on behalf of the Underwriters and ownership of beneficial interests in the Global Notes will be limited to Participants or persons who hold interests through Participants. Purchasers may hold their interests in the Global Notes directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

  So long as DTC or its nominee is the registered owner or holder of any of the Notes, DTC or such nominee will be considered the sole owner or holder of the Global Notes for all purposes under the Indenture and under the Notes. No beneficial owner of an interest in the Global Notes will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indenture.

  Payments of the principal of, premium (if any) and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest on the Global Notes will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Notes held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Note in fully registered form ("Certificated Notes") for any reason, including to sell Notes to Persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the applicable Global Note in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the applicable Global Note are credited and only in respect of the aggregate principal amount of as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its Participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

 Certificated Notes

  Interests in the Global Notes will be exchanged for Certificated Notes if
(i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Notes to be delivered.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") by and among the Company, Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC (collectively, the "Underwriters"), the Company has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Company, the aggregate principal amount of the Notes set forth opposite its name below:

                                                                PRINCIPAL AMOUNT
      UNDERWRITER                                                   OF NOTES
      -----------                                               ----------------
Salomon Smith Barney Inc. .....................................   $ 75,000,000
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated..............................................     75,000,000
Chase Securities Inc...........................................     20,000,000
Goldman, Sachs & Co. ..........................................     20,000,000
Lehman Brothers Inc. ..........................................     20,000,000
J.P. Morgan Securities Inc. ...................................     20,000,000
NationsBanc Montgomery Securities LLC..........................     20,000,000
                                                                  ------------
  Total........................................................   $250,000,000
                                                                  ============

  In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any Notes are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of not more than .450% of the principal amount of the Notes. The Underwriters may allow and such dealers may reallow a concession of not more than .250% of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

  There is currently no public market for the Notes. The Company has been advised by the Underwriters that they intend to make a market in the Notes, but that they are not obligated to do so and may discontinue making a market at any time without notice. The Company currently has no intention to list the Notes on any securities exchange, and there can be no assurance given as to whether an active trading market for the Notes will develop or as to the liquidity of any trading market for the Notes.

  The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

  Certain of the Underwriters and their affiliates have from time to time provided, and may in the future provide, investment banking and general financing and banking services to the Company and its affiliates. NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, is the agent and a lender under the Credit Facilities and affiliates of Chase Securities Inc., J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are lenders under the Credit Facilities, and in such capacities each will receive its proportionate share of any amounts repaid under such Credit Facilities with the proceeds of this offering. Under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), special considerations apply to a public offering of securities where more than 10% of the net proceeds thereof will be paid to a participating underwriter or any of its affiliates. Because more than 10% of the net proceeds of the offering of the Notes may be paid to affiliates of certain Underwriters (see "Use of Proceeds"), this offering is being conducted pursuant to the requirements of Rule 2710(c)(8) of the Conduct Rules of the NASD.

  In connection with this offering and in compliance with applicable law, the Underwriters may engage in transactions which stabilize or maintain the market price of the Notes at levels above those which might otherwise prevail in the open market. Specifically, the Underwriters may over-allot in connection with this offering creating a short position in the Notes for their own accounts. For the purposes of covering a syndicate short position or stabilizing the price of the Notes, the Underwriters may place bids for the Notes or effect purchases of the Notes in the open market. Finally, the Underwriters may impose a penalty bid whereby selling concessions allowed to syndicate members or other broker-dealers for distributing the Notes in this offering may be reclaimed by the syndicate if the syndicate repurchases previously distributed Notes in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

  The validity of the Notes and the Guarantees being offered hereby and certain other legal matters in connection with this offering are being passed upon for the Company by Charles J. Hansen, Esq., Senior Vice President and Associate General Counsel of the Company, and by Alston & Bird LLP, Atlanta, Georgia, counsel to the Company. Certain legal matters related to the Notes will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

  The consolidated financial statements included in the Company's Current Report on Form 8-K (filed with the Securities and Exchange Commission on November 23, 1998) as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

PROSPECTUS

                                $2,500,000,000

                               SAKS INCORPORATED

             SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES,
             GUARANTEES OF SENIOR OR SUBORDINATED DEBT SECURITIES,
          PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK, WARRANTS,
               STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                          PROFFITT'S CAPITAL TRUST I
                          PROFFITT'S CAPITAL TRUST II
                          PROFFITT'S CAPITAL TRUST III
                          PROFFITT'S CAPITAL TRUST IV
                          PROFFITT'S CAPITAL TRUST V

           PREFERRED SECURITIES GUARANTEED ON A SUBORDINATED BASIS,
                   AS DESCRIBED HEREIN, BY SAKS INCORPORATED

  Saks Incorporated (the "Company") may offer and sell from time to time the following securities: (i) its unsecured senior debt securities ("Senior Debt Securities") and unsecured subordinated debt securities ("Subordinated Debt Securities," and, together with the Senior Debt Securities, the "Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, which may be guaranteed on a senior or subordinated basis by one or more subsidiaries of the Company; (ii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"); (iii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series ("Depositary Shares"), (iv) shares of its common stock, par value $.10 per share (the "Common Stock"); (v) warrants to purchase any of the foregoing Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"); (vi) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock; or (vii) stock purchase units ("Stock Purchase Units"), each Stock Purchase Unit representing ownership of a Stock Purchase Contract and one of the following, which will secure the holder's obligation to purchase Common Stock under the Stock Purchase Contract: (x) Senior Debt Securities or Subordinated Debt Securities, (y) Preferred Securities (as defined below), or (z) debt obligations of third parties, including U.S. government or government agency securities. Such securities may be offered in one or more separate classes or series, in amounts, at prices, and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). Such securities may be sold for U.S. dollars or foreign-denominated currency or currency units, and amounts payable with respect to such securities may likewise be payable in U.S. dollars or foreign-denominated currency or currency units, in each case as the Company specifically designates.

  Proffitt's Capital Trust I, Proffitt's Capital Trust II, Proffitt's Capital Trust III, Proffitt's Capital Trust IV and Proffitt's Capital Trust V, (each a "Proffitt's Trust" and, collectively, the "Proffitt's Trusts"), are separate statutory business trusts created under the laws of the State of Delaware, each of which may offer and sell from time to time preferred securities, which may be designated as preferred securities or capital securities, representing undivided beneficial interests in the assets of the applicable Proffitt's Trust ("Preferred Securities").

                                                 (continued on following pages)

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is September 24, 1998.

The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of monies held by such Proffitt's Trust, and payments on liquidation, redemption or otherwise with respect to Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Trust Guarantee" and, collectively, the "Trust Guarantees"). Each Trust Guarantee (i) will rank junior and subordinate in right of payment to all other indebtedness of the Company, except indebtedness of the Company that by its terms is subordinate or pari passu to the Trust Guarantee, and (ii) will rank pari passu with most senior preferred or preference stock of the Company. Subordinated Debt Securities may be issued and sold from time to time by the Company in one or more series to the Proffitt's Trusts or a Trustee of any of the Proffitt's Trusts in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of the Proffitt's Trusts. Subordinated Debt Securities purchased by any of the Proffitt's Trusts may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of the applicable Proffitt's Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. See "Description of Preferred Securities," "Description of Trust Guarantees--Status of the Trust Guarantees."

  Specific terms of the particular securities in respect of which this Prospectus is being delivered (the "Offered Securities"), will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities. A Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Debt Securities, the ranking as Senior or Subordinated Debt Securities, the specific title or designation, aggregate principal amount, denominations, maturity, interest rate, if any (which may be fixed or variable), the time and method of calculating interest payments, if any, the time of payment of interest, if any, any listing on a securities exchange, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, initial public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific title or designation, number of shares, and the rights, preferences and privileges thereof, any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), and listing, if any, on a securities exchange; (iii) in the case of Depositary Shares, the fractional share of the series of Preferred Stock representing such Depositary Shares, and the other information provided with respect to Preferred Stock; (iv) in the case of Common Stock, the initial offering price;
(v) in the case of Warrants, the specific designation, duration, offering price, exercise price, detachability features, any listing of the Warrants or the underlying securities on a securities exchange, as well as the terms on which and the securities for which such Warrants may be exercised; (vi) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts, or vice versa, and the terms of the offering and sale thereof; (vii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; and (viii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

  The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $2,500,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to such Offered Securities.

  The Offered Securities may be offered directly by the Company, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement or a term sheet describing the method and terms of the offering of such series of Offered Securities. See "Plan of Distribution."

  This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by a Prospectus Supplement.

  No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated herein in connection with the offering covered by this Prospectus or any accompanying Prospectus Supplement. If given or made, such information or representations must not be relied upon as having been authorized by the Company, or any underwriter, dealer or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or any accompanying Prospectus Supplement or in the affairs of the Company since the date hereof or thereof.

                               ----------------

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The public may obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System. In addition, the Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "SKS." Reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  The Company and the Proffitt's Trusts have filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the Commission's rules and regulations. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. Statements contained or incorporated herein concerning the provisions of documents included as exhibits hereto or incorporated by reference herein do not purport to be complete and are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the full text of such document. For further information with respect to the Company, the Proffitt's Trusts and the Offered Securities, reference is made to the Registration Statement, including the schedules and exhibits thereto, and the documents incorporated by reference therein. Certain financial and other information relating to the Company is contained in the documents indicated below under "Incorporation of Certain Documents by Reference."

  No separate financial statements of the Proffitt's Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Proffitt's Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Proffitt's Trusts have and will have no independent operations, but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations, which are described herein and in any accompanying Prospectus Supplement, pursuant to the Declarations (as defined herein) for the Proffitt's Trusts (including the obligation to pay expenses of the Proffitt's Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Proffitt's Trusts, and the Trust Guarantees, taken together, constitute a full and unconditional guarantee, on a subordinated basis, by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities" and "Description of Trust Guarantees."

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements in this Prospectus or in any accompanying Prospectus Supplement (including the information incorporated herein or in any accompanying Prospectus Supplement by reference) may constitute "forward-looking statements" for purposes of the Securities Act and the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this Prospectus or in any accompanying Prospectus Supplement, the words "believe," "anticipate," "estimate," "project," "intend," "expect" and similar expressions, when used in connection with the Company or its management, are intended to identify such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements relating to the performance of the Company include, but are not limited to: (i) general economic and business conditions, both nationally and in those market areas in which the Company operates; (ii) changes in merchandise mixes, site selection and related traffic and demographic patterns; (iii) prospects for the retail industry;
(iv) the level of consumer spending for apparel and other consumer goods; (v) levels of consumer debt and bankruptcies; (vi) changes in interest rates;
(vii) changes in buying, charging and payment behavior among the Company's customers; (viii) the effects of weather conditions on seasonal sales in the market areas served by the Company; (ix) competition among department and specialty stores and other retailers, including luxury goods retailers, general merchandise stores, mail order retailers and off-price and discount stores; (x) the competitive pricing environment within the department and specialty store industries; (xi) the effectiveness of planned advertising, marketing and promotional campaigns; (xii) the speed and effectiveness of identification and implementation of best practices; (xiii) the ability to determine and implement appropriate merchandising strategies, merchandise flow and inventory turnover levels; (xiv) realization of planned synergies and cost savings in existing operations and in recent and future acquisitions; (xv) the ability to integrate acquired businesses; (xvi) any adverse effects of the Year 2000 problem on the Company, especially as a result of such problems at third parties with which the Company does business; (xvii) effective cost containment; (xviii) changes in business strategy or development plans; (xix) the loss of key personnel; (xx) the availability of capital to fund the expansion of Company's business; and (xxi) other factors referenced in this Prospectus or in any accompanying Prospectus Supplement, as well as the information incorporated herein or in any accompanying Prospectus Supplement by reference. Other factors and assumptions not identified above also were involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected.

  All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date of this Prospectus. The Company assumes no obligation to update or to publicly announce the results of any revisions to any of these forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting such forward-looking statements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

    (i)   Annual Report on Form 10-K for the fiscal year ended January 31,
          1998;

    (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 1998 and August 1, 1998; and

    (iii) Current Reports filed on Form 8-K dated January 23, 1998, February 11, 1998, February 17, 1998, March 26, 1998, April 13, 1998, July
          8, 1998, July 13, 1998 (as amended by the Form 8-K/As filed on
          July 14, 1998 and August 4, 1998), August 4, 1998, August 20, 1998,
          August 31, 1998, September 11, 1998 and each of the two Form 8-K's dated September 23, 1998.

  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Company will provide, without charge, to each person to whom a copy of this Prospectus and any Prospectus Supplement are delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to Brian J. Martin, Esq., Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama, 35211, or by telephone at (205) 940-4000 or facsimile at (205) 940-4468.

                                  THE COMPANY

  The Company is a leading department store retailer that operates 344 specialty and full-line department stores in 38 states and is the fourth largest traditional department store company in the United States. The Company's stores operate under the Saks Fifth Avenue, Younkers, Off 5th, Parisian, Herberger's, Carson Pirie Scott, McRae's, Proffitts, Bergner's, Boston Store and Bullock & Jones trade names. Carson Pirie Scott, Bergner's and Boston Store are operated as a single "chain" of department stores, and the stores operating under each of the other trade names are operated as separate chains. The Company's stores are typically leading branded traditional department stores in their communities. Most of the stores are located in premier regional or community malls in the respective trade areas served. The Company's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Merchandising, sales promotion and certain store operating support functions are conducted in multiple regional locations to tailor regional assortments to the local customer. The Company coordinates merchandising planning and execution among the stores and consolidates certain administrative and support functions to realize scale economies, to promote a competitive cost structure and to increase margins. In addition to its department stores, the Company also operates four furniture stores in the Carson Pirie Scott chain.

  The Company was incorporated under the laws of the State of Tennessee in 1919. The principal executive offices of the Company are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is
(205) 940-4000.

                             THE PROFFITT'S TRUSTS

  Each of the Proffitt's Trusts is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust (as amended and restated, the "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and certain of the Proffitt's Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 1, 1998 with respect to Proffitt's Capital Trust I and on August 19, 1998 with respect to each of Proffitt's Capital Trusts II, III, IV and V. The Proffitt's Trusts exist for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Proffitt's Trusts (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities issued by the Proffitt's Trusts will be owned directly or indirectly by the Company. Such Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if any event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Proffitt's Trusts.

  Each of the Proffitt's Trusts has a term of approximately 45 years, but may dissolve earlier, as provided in the applicable Declaration. The business and affairs of each Proffitt's Trust will be conducted by the trustees (with respect to each of the Proffitt's Trusts, the "Proffitt's Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. As the holder of the Common Securities, the Company will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Proffitt's Trustees. The duties and obligations of the Proffitt's Trustees are governed by the applicable Declaration. A majority of the Proffitt's Trustees of each Proffitt's Trust (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. In addition, one Proffitt's Trustee is a financial institution that is unaffiliated with the Company and has minimum capital and surplus of not less than $50,000,000. That institution acts as property trustee and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," or the "TIA"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Proffitt's Trustee will be an entity having a principal place of business in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Proffitt's Trusts and the offering of the Trust Securities.

  The Property Trustee for each of the Proffitt's Trusts is The First National Bank of Chicago, One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126; Attention: Corporate Trustee Administration. The Delaware Trustee for each of the Proffitt's Trusts is First Chicago Delaware Inc. and its address in the State of Delaware is 300 King Street, Wilmington, Delaware 19801, Attention: Mike Majchrzak. The principal place of business of each of the Proffitt's Trusts shall be c/o Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama, 35211, telephone number (205) 940-4000.

                                USE OF PROCEEDS

  Unless otherwise specified in the applicable Prospectus Supplement for any offering of the Offered Securities, the net proceeds received by the Company from the sale of the Offered Securities will be used for general corporate purposes, which may include, without limitation, funding investments in, or extensions of credit to, the Company's subsidiaries, repayment of maturing obligations, redemption and repurchase of outstanding indebtedness or other securities, financing possible future acquisitions, and for working capital. Pending such use, the Company may temporarily invest the net proceeds or may use them to reduce outstanding amounts under the Company's credit facility or other indebtedness. The proceeds from the sale of Preferred Securities by the Proffitt's Trusts will be invested in Subordinated Debt Securities of the Company. Any proposal to use proceeds from any offering of the Offered Securities in connection with an acquisition will be disclosed in the Prospectus Supplement relating to such offering.

           CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. For these purposes, earnings consist primarily of income (loss) before income taxes adjusted for fixed charges. Combined fixed charges and preferred stock dividends consist primarily of interest (whether expensed or capitalized), the portion of rental expense representative of the interest factor in these rentals and preferred stock dividends.

  The following sets forth the Company's consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods shown:

                             FOR THE SIX
                            MONTHS ENDED,                      FOR THE 52 WEEKS ENDED,
                         ------------------- -----------------------------------------------------------
                         AUGUST 1, AUGUST 2, JANUARY 31, FEBRUARY 1, FEBRUARY 3, JANUARY 28, JANUARY 29,
                           1998      1997       1998        1997        1996        1995       1994(1)
                         --------- --------- ----------- ----------- ----------- ----------- -----------
Ratio of Earnings to
 Fixed Charges..........    1.7       1.4        2.3         1.9         1.3         1.8          --
                            ===       ===        ===         ===         ===         ===         ===

--------
(1) For the fiscal year ended January 29, 1994, the Company reported a pre-tax loss from continuing operations of $366,980, due to Saks Holdings reporting a pre-tax loss of $231,283 as well as Carson Pirie Scott & Co.'s ("CPS") emergence from Chapter 11 bankruptcy during fiscal 1993. Net loss after extraordinary items and changes in accounting methods for fiscal 1993 was $230,091. The ratio of earnings to fixed charges calculation for fiscal year ended January 29, 1994, indicated a fixed charge coverage deficiency of $368,547.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

  The following description of the terms of the Senior Debt Securities and Subordinated Debt Securities sets forth certain general terms and provisions of the Debt Securities. Each Indenture (as defined below) gives the Company broad authority to set the particular terms of each series of Debt Securities, including the right to modify certain of the terms contained in the Indenture. The particular terms of a series of Debt Securities and the extent, if any, to which the particular terms of the issue modify the terms of the Indenture will be described in the Prospectus Supplement relating to such Debt Securities.

  The Senior Debt Securities are to be issued under an indenture (the "Senior Indenture"), to be entered into between the Company and The First National Bank of Chicago, as Trustee. The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), also to be entered into between the Company and The First National Bank of Chicago, as Trustee. The term "Trustee" as used herein shall refer to The First National Bank of Chicago, or such other bank or trust company as the Trustee may appoint as trustee pursuant to the terms of the applicable Indenture, in its capacity as Trustee for the Senior Debt Securities or the Subordinated Debt Securities, as appropriate. The Senior Indenture and/or the Subordinated Indenture, as appropriate (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture"), will be filed with the Commission upon the execution of a Prospectus Supplement relating to the issuance of Debt Securities thereunder but will be substantially in the forms filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and may be supplemented from time to time following execution. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. Wherever particular provisions or defined terms of the Indentures are referred to, it is intended that such provisions or defined terms shall be incorporated herein by reference.

TERMS

  The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The indebtedness represented by the Subordinated Debt Securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of the Company, to the extent and in the manner set forth in the Prospectus Supplement for such Securities. See "--Subordination" below.

  Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of the Board of Directors of the Company and in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of any other Debt Securities previously issued by the Company. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of outstanding Debt Securities of such series, for issuances of additional Debt Securities of such series. The Debt Securities may be denominated and payable in U.S. dollars or in foreign currencies or units based on or related to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities denominated other than in U.S. dollars will be described in the relevant Prospectus Supplement.

  Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

  Reference is made to the applicable Prospectus Supplement relating to a particular series of Debt Securities being offered thereby for the specific terms of the Debt Securities, including, but not limited to:

    (1) the title of and ranking as Senior Debt Securities or Subordinated Debt Securities;

    (2) the aggregate principal amount;

    (3) the issue price;

    (4) the terms, if any, by which such Securities may be convertible into or exchangeable for other securities or property of the Company;

    (5) when, how much, at what place, under what conditions, and in what currency, principal, premium, if any, and interest are payable, and if any of the foregoing is not known at the time the Prospectus Supplement is filed, the method of determining the same;

    (6) any terms with respect to subordination;

    (7) terms of any mandatory redemption, sinking fund, or similar obligation;

    (8) provisions, if any, affording holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company;

    (9) any terms with respect to the events of default;

    (10) whether such Debt Securities will be issued in book-entry form;

    (11) whether such Debt Securities will be in registered ("Registered Debt Securities") or bearer ("Bearer Debt Securities") form;

    (12) the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the Indenture; and

    (13) any other terms of such Debt Securities which are not inconsistent with the Trust Indenture Act.

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof as a result of the occurrence and continuation of an Event of Default ("Original Issue Discount Securities"). Any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

  All Debt Securities of any one series shall be substantially identical, except, in the case of Debt Securities issued in global form, as to denomination and except as may otherwise be provided in or pursuant to resolution of the Board of Directors of the Company or in any indenture supplemental to the Indenture.

  Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

GUARANTEES

  The Debt Securities may be guaranteed on a senior or unsubordinated basis by subsidiaries of the Company, which would guarantee the due and punctual payment of principal of, premium, if any, and interest on such Debt Securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantee relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000.

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest, if any, on any series of Debt Securities will be payable in the currency designated in the Prospectus Supplement at the corporate trust office of the Trustee, initially located at One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126; Attention: Corporate Trustee Administration in the case of each of the Senior Debt Securities and the Subordinated Debt Securities, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register for such series or by wire transfer of funds to such Person at an account maintained within the United States. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. All monies paid by the Company to a Paying Agent for the payment of principal of and premium, if any, and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security will thereafter look only to the Company for payment thereof.

  Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be mailed to each Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the applicable Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

  Neither the Company nor any Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; (iii) exchange any Bearer Debt Security selected for redemption, except that such a Bearer Debt Security may be exchanged for a Registered Debt Security of that series and like tenor, provided that such Bearer Debt Security shall be simultaneously surrendered for redemption or exchange; or (iv) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid.

GLOBAL DEBT SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to Persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of The Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant or other intermediary through which such person owns its interest, to exercise any rights of a Holder under the applicable Indenture. The Company understands that, under existing industry practices, if the Company requests any action of Holders, or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a Holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal and premium or Make-Whole Amount, if any, and interest, if any, or any Additional Amounts payable with respect to Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or ineligible to continue as Depositary, and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. The Company expects that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

  Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security, will be described in the Prospectus Supplement relating to such series.

MERGER, CONSOLIDATION OR SALE

  The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity provided that: (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be an entity organized under the laws of the United States or any state thereof and expressly assume by supplemental indenture the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including any Additional Amounts), if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;
(ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions are met.

  This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

COVENANTS

  Any covenants with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  Except as otherwise provided in a Prospectus Supplement with respect to a particular series of Debt Securities, each Indenture may provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest or Additional Amounts, if any, payable on any Debt Security of such series; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due, either at maturity, redemption or otherwise; (iii) default in making any sinking fund payment as required for any Debt Security of such series;
(iv) default in the performance or breach of any other covenant or agreement of the Company contained in the Indenture continued for 60 days after written notice as provided in the applicable Indenture; (v) default under a bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor other than indebtedness which is non-recourse to the Company or the Subsidiaries), having a principal amount in excess of a minimum amount set forth in the applicable Prospectus Supplement, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 30 days after written notice to the Company as provided in the Indenture; (vi) certain events of bankruptcy, insolvency or reorganization; and (vii) any other Event of Default provided with respect to a particular series of Debt Securities.

  If an Event of Default under an Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities (as defined in the Indentures) of each such affected series (voting as a single class) may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indentures) or Indexed Securities (as defined in the Indentures), such portion of the principal amount as may be specified in the terms thereof) of and premium or Make-Whole Amount, if any, on all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest (and Additional Amounts, if any) on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or a specified portion thereof and the premium or Make-Whole Amount, if any) or interest (and Additional Amounts, if any), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of principal of (or premium or Make-Whole Amount, if any) or interest (or Additional Amounts, if any), on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby.

  The Trustee may be required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest (or Additional Amounts, if any), on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers (as defined in the Indentures) of such Trustee consider such withholding to be in the interest of such Holders. Each Indenture may provide that no Holder of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision would not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest (or Additional Amounts), if any, payable with respect to such Debt Securities at the respective due dates thereof.

  Subject to provisions in each Indenture relating to its duties in case of default, the Trustee is not under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under each Indenture, as the case may be) may have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein.

  Within 120 days after the close of each fiscal year, the Company must deliver to each Trustee a certificate, signed by one of several specified officers, stating such officer's knowledge of the Company's compliance with all the conditions and covenants under the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

MODIFICATION OF THE INDENTURES

  Modifications and amendments of an Indenture applicable to any series may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (i) change the Stated Maturity (as defined in the Indentures) of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest (or Additional Amounts, if any), payable on, any such Debt Security, (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, payable on redemption of or any Additional Amount, if any, payable with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security, (iii) change the Place of Payment (as defined in the Indentures) where, or the currency or currencies, currency units or composite currency or currencies in which payment of the principal of (and Premium or Make-Whole Amount, if any), or interest (or Additional Amounts, if any) payable with respect to, any such Debt Security, is payable, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (v) reduce the percentage of the Holders of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture, or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of such Debt Security.

  The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in such Indenture.

  Modifications and amendments of an Indenture may be made by the Company and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to add, change or eliminate any provisions of an Indenture, provided that any such addition, change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of additional Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock of the Company or other securities or property of the Company; (viii) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture in any material respect; (x) to close an Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, an Indenture under the Trust Indenture Act; or (xi) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

SUBORDINATION

  The Subordinated Indenture contains only minimal provisions relating to the subordination of the Subordinated Debt Securities. Those provisions are summarized below. The extent to which a particular series of Subordinated Debt Securities is subordinated to other indebtedness of the Company will be set forth in the Prospectus Supplement for that series. The particular terms of subordination of an issue of Subordinated Debt Securities may supersede the general provisions of the Subordinated Indenture summarized below.

  Upon any distribution to creditors of the Company in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt, but the obligation of the Company to make payment of the principal of and interest on the Subordinated Securities will not otherwise be affected. No payment of principal or interest may be made on the Subordinated Securities at any time in the event there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default and the Company receives notice of the default. The Company may resume payments on the Subordinated Securities when the default is cured or waived if the subordination provisions of the Subordinated Indenture otherwise permit payment at that time. After all Senior Debt is paid in full and until the Subordinated Debt Securities are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities.

  There is no limit on the amount of senior debt that the Company may incur. In addition, there are no restrictions in the Subordinated Indenture upon the creation of additional senior debt or other indebtedness.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Under each Indenture, the Company may discharge certain obligations to Holders of any series of Debt Securities issued thereunder if the relevant defeasance provisions were made applicable to the series at the time it was issued. There are two types of defeasance, one which discharges the Company from virtually all obligations with respect to the series of Debt Securities (called "defeasance") and the other which discharges the Company only from certain covenant obligations (called "covenant defeasance"). The Prospectus Supplement for a series may make either or both types of defeasance applicable to a series. Under defeasance, the Company will be discharged from any and all obligations with respect to the series of Debt Securities except (i) for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the series and (ii) for certain ministerial obligations like the obligation to register the exchange or transfer of the Debt Securities and to maintain an office or registry for the Debt Securities. Under covenant defeasance, by contrast, the Company will be discharged only from certain covenant obligations such as those described under "Certain Covenants" with the result that any failure of the Company to comply with the defeased covenants will not result in a Default or Event of Default.

  The discharge is effected by irrevocably depositing with the Trustee in trust an amount, either in cash or in Government Obligations (as defined below) or in a combination of the two, which will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities, and any mandatory sinking fund or analogous payments on the Debt Securities, on the scheduled dates of payment. The cash and Governmental Obligations deposited with the Trustee must be denominated in the currency, currencies, currency units or composite currencies in which the series is payable.

  "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency (as defined in the Indentures) in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United

States of America or the government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

  As a condition to either type of defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in each Indenture) to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of such Indenture.

  If, after either type of defeasance has been effected with respect to an issue of Debt Securities, the currency in which such issue is to be paid changes either as a result of an election which a Holder of a security of that series is entitled to make or as a result of a "Conversion Event" (as defined below), then the indebtedness represented by the Securities will be fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities as they become due by converting the amounts provided by the trust into the new currency or currency unit at the exchange rate current at that time.

  Unless otherwise provided in a Prospectus Supplement, "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community, or
(iii) any currency unit or composite currency for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest (and Additional Amounts, if any) on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in United States dollars.

  In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance, the amount on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

CONVERSION AND EXCHANGE RIGHTS

  The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities or property of the Company will be set forth in the Prospectus Supplement relating thereto.

Such terms shall include the conversion or exchange price (or manner of calculation thereof), the exchange or conversion period, provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares, other securities or property of the Company to be received by the Holders of Debt Securities would be calculated. The conversion or exchange price of any Debt Securities of any series that is convertible into Common Stock, Preferred Stock, Depositary Shares of the Company may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable Prospectus Supplement.

GOVERNING LAW

  The Indentures are governed by and shall be construed in accordance with the laws of the State of New York.

REDEMPTION OF DEBT SECURITIES

  The Prospectus Supplement for a series of Debt Securities will describe the terms pursuant to which the Securities of that series may be redeemed: whether mandatory or at the option of the Company, whether in whole or in part and at what price or Make-Whole Amount. The Indentures specify the procedures for effecting a redemption.

  From and after notice has been given as provided in the Indenture, if funds for the redemption of any Debt Securities called for redemption shall have been made available on such redemption date, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the Holders of the Debt Securities will be to receive payment of the Redemption Price (as defined in the Indentures).

THE TRUSTEE

  The First National Bank of Chicago is one of a number of banks with which the Company and its subsidiaries maintain banking relationships in the ordinary course of business. The Company's banking relationship with The First National Bank of Chicago includes existing trustee relations, general lending activities, and general banking services. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under a series of Debt Securities, or upon the occurrence of a default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under one or both of the Indentures. In that event, the Company would be required to appoint a successor Trustee.

                        DESCRIPTION OF PREFERRED STOCK

  The following describes generally the terms of the Preferred Stock. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock.

GENERAL

  Under the Company's Amended and Restated Charter (the "Charter") and Amended and Restated Bylaws (the "Bylaws"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part, the Board of Directors of the Company is authorized without further shareholder action to adopt resolutions providing for the issuance of up to 10,000,000 shares of Preferred Stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as may be determined by the Board of Directors. As of the date of this Prospectus, the Company had no shares of Preferred Stock outstanding. The Company has established a series of Preferred Stock, par value $1.00 per share, designated as the Series C Junior Preferred Stock ("Series C Junior Preferred Stock") consisting of 1,500,000 shares to be issued under certain circumstances involving a potential change in control of the Company. The terms of the Series C Junior Preferred Stock are described below under "Series C Junior Preferred Stock."

  The Prospectus Supplement relating to the particular series of Preferred Stock offered will describe the specific terms, including, where applicable:
(i) the title, designation, number of shares and stated value of such Preferred Stock; (ii) the price at which such Preferred Stock will be issued;
(iii) the dividend rates (or method of calculation) and dates on which dividends shall be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) the dates on which the Preferred Stock will be subject to redemption and the redemption price; (v) any redemption or sinking fund provisions; (vi) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) the place or places where dividends and other payments on the Preferred Stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the Preferred Stock; (x) any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

  Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on a parity in all respects with each other series of Preferred Stock. See "Series C Junior Preferred Stock," below.

DIVIDENDS

  Holders of Preferred Stock will be entitled to receive cash dividends, when and as declared by the Board of Directors of the Company out of assets of the Company legally available for payment, at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record dates fixed by the Board of Directors of the Company. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rate may be fixed or variable or both. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. Except as provided in the related Prospectus Supplement no series of Preferred Stock will be entitled to participate in the Company's earnings or assets.

LIQUIDATION RIGHTS

  Unless otherwise stated in the applicable Prospectus Supplement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of Preferred Stock, liquidating distributions in the amount of the stated value per share (as set forth in the applicable Prospectus Supplement) plus all accrued and unpaid dividends up to the date fixed for distribution for the current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such shares. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to a series of Preferred Stock and any other shares of stock of the Company ranking as to any distribution on a parity with such series of Preferred Stock are not paid in full, the holders of such series of Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

  Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Company, the consolidation or merger of the Company with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION AND SINKING FUND

  The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, or have the benefit of a sinking fund, will be set forth in the Prospectus Supplement relating to such series.

VOTING RIGHTS

  Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock issued pursuant to this Prospectus and any Prospectus Supplement will not be entitled to vote.

CONVERSION AND EXCHANGE RIGHTS

  The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable will be set forth in the Prospectus Supplement relating thereto. The Prospectus Supplement will describe the securities or rights into which such shares of Preferred Stock are convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Depositary Shares, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing). Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the consideration to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.

TRANSFER AGENT AND REGISTRAR

  The transfer agent, registrar and dividend disbursement agent for the Preferred Stock will be designated in the applicable Prospectus Supplement.

SERIES C JUNIOR PREFERRED STOCK

  Pursuant to the Company's Charter, the Series C Junior Preferred Stock consists of 1,500,000 shares of authorized Preferred Stock. No shares of Series C Junior Preferred Stock have been issued, and unless indicated otherwise in a Prospectus Supplement, the Company is aware of no facts suggesting that issuance of such shares may be imminent. Any increase in the number of authorized shares of Series C Junior Preferred Stock does not require approval of the Company's shareholders under the Tennessee Business Corporation Act (the "TBCA"). The ability of the Board of Directors of the Company to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

  The following summary of the Series C Junior Preferred Stock is qualified in its entirety by reference to the Charter, the Bylaws, and the applicable provisions of the TBCA. Capitalized terms used but not defined herein shall have the meanings set forth in the Charter, the Bylaws and the TBCA.

  Rights Agreement. On March 28, 1995, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each share of Common Stock pursuant to a Rights Agreement (the "Rights Agreement") dated as of March 28, 1995 between the Company and Union Planters Bank, N.A., as Rights Agent. Each Right entitles the holder to purchase from the Company one one-hundredth ( 1/100) of a share of Series C Preferred Stock at a price of $85 per one one-hundredth ( 1/100) of a share. The Rights Agreement was amended on March 25, 1998 by Amendment No. 1 to the Rights Agreement to increase the exercise price of the Rights to $278 per one one-hundredth ( 1/100) of a share of Series C Junior Preferred Stock, subject to adjustment. Initially, the Rights are not exercisable. However, they will become exercisable if, without the prior approval of the Board of Directors of the Company, any person either acquires 20% or more of the shares of Common Stock then outstanding or commences a tender or exchange offer which, if successfully consummated, would result in such person's acquisition of 20% or more of the shares of Common Stock then outstanding. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of the Company to treat each shareholder on a fair and equal basis.

  Dividends and Distributions. Subject to any shares of a series of Preferred Stock (or any similar stock) ranking senior to the Series C Junior Preferred Stock with respect to dividends, each share of Series C Junior Preferred Stock, if issued, would be entitled to receive quarterly dividends on the first day of March, June, September and December in each year (each, a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the issuance of such share of Series C Junior Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of: (a) $1.00, or (b) 100 times the aggregate per share amount of all cash and non-cash dividends or distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Preferred Stock.

  In the event the Company declares a dividend on the Common Stock that is payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the amount to which holders of shares of Series C Junior Preferred Stock will be entitled under clause (b) of the preceding paragraph shall be adjusted by multiplying such amount by a fraction (the "Adjustment Multiplier"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

  Dividend payments on shares of Series C Junior Preferred Stock are in preference to the holders of Common Stock and of any other junior stock. In addition, such dividends will accrue and be cumulative on outstanding shares of Series C Junior Preferred Stock. However, any accrued but unpaid dividends shall not bear interest.

Dividends paid on the shares of Series C Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

  In the event that dividends or other distributions payable on the Series C Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends have been paid in full, the Company is prohibited from:

    (i) declaring dividends or making any distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Preferred Stock;

    (ii) declaring dividends or making any distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Preferred Stock, except dividends paid ratably on the Series C Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

    (iii) redeeming or otherwise acquiring for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series C Junior Preferred Stock; or

    (iv) redeeming or otherwise acquiring for consideration any shares of Series C Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

  Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Company is prohibited from making a distribution (1) to the holders of shares of stock ranking junior to the Series C Junior Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon; provided that the holders of shares of Series C Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity with the Series C Junior Preferred Stock except distributions made ratably on the Series C Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

  In the event the Company declares or pays a dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the aggregate amount to which holders of shares of Series C Junior Preferred Stock would otherwise be entitled pursuant to clause (1) above will be adjusted by multiplying such amount by the Adjustment Multiplier.

  Voting Rights. Each share of Series C Junior Preferred Stock is entitled to 100 votes on all matters submitted to a vote of the Company's shareholders; provided, however, that, in the event the Company at any time declares a dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the number of votes per share of Series C Junior Preferred Stock will be adjusted by multiplying such number by the Adjustment Multiplier.

  Mergers, Consolidations and Certain Other Transactions. In the case of a consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Series C Junior Preferred Stock is entitled to be similarly exchanged or changed into an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

  Redemption. The shares of Series C Junior Preferred Stock are not redeemable.

  Rank. The Series C Junior Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

  Amendment. The Charter of the Company may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Junior Preferred Stock, voting together as a single class.

                       DESCRIPTION OF DEPOSITARY SHARES

  The Company may, at its option, elect to offer fractional interests in shares of a series of Preferred Stock as Depositary Shares, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for such Depositary Shares will be issued, each of which will represent a fraction of a share of a particular series of Preferred Stock, as described in the related Prospectus Supplement.

  Shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and the depositary (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary with respect to such Depositary Shares. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion or exchange, redemption, and liquidation rights, if any).

  Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to a Depositary, the Company will cause such Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipt to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a series of Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion to the number of such Depositary Receipts owned by such holders on the relevant Record Date, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary. The Preferred Stock Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary, with the Company's approval, may sell such property and distribute the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.

  Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption, or converted or exchanged), the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the class or series of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related class or series of Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such class or series of Preferred Stock held by the Preferred Stock Depositary. The Preferred Stock Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Preferred Stock Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price and other amounts, if any per share payable with respect to such class or series of Preferred Stock. Whenever the Company redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the Preferred Stock Depositary.

  From and after the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding, and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of a class or series of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares of such class or series of Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the related class or series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of Preferred Stock. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the negligence or willful misconduct of the Stock Depositary.

LIQUIDATION PREFERENCE

  In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of related Preferred Stock as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in a Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions directing the Company to cause conversion of a class or a series of Preferred Stock represented by the related Depositary Shares into whole shares of Common Stock, other shares of a class or series of Preferred Stock of the Company or other shares of stock. Upon receipt of such instructions and any amounts payable in respect thereof, the Company will cause such conversion utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a Depositary Receipt or Receipts will be issued for any Depositary Shares not converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended at any time by agreement between the Company and the Preferred Stock Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying Preferred Stock will be ineffective, unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related class or series of Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of any outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

  The Deposit Agreement may be terminated by the Company upon not less than 30 days prior written notice to the Preferred Stock Depositary if a majority of each class or series of Preferred Stock subject to such Deposit Agreement consents to such termination, whereupon the Preferred Stock Depositary will deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts, together with any other property held by the Preferred Stock Depositary with respect to such Depositary Receipts. The Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares related thereto have been redeemed, (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Receipts, or (iii) each share of the related Preferred Stock has been converted into Company stock not so represented by Depositary Shares.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary Agreement. The Company will pay the Preferred Stock Depositary's fees and charges in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of Preferred Stock by owners of Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay all other transfer and other taxes, governmental charges, and fees and charges of the Preferred Stock Depositary that are not expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and such successor Depositary's acceptance of the appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depositary will forward all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing in good faith their duties thereunder (in the case of any action or inaction in the voting of a class or series of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct. The Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of any Preferred Stock represented thereby, unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

  The following description of the terms of the Common Stock sets forth certain general rules and provisions of the Common Stock as contained in the Charter and Bylaws and is qualified in its entirety by reference to the Charter and Bylaws.

  The Company is authorized to issue an aggregate of 500,000,000 shares of Common Stock. As of September 17, 1998, there were 143,394,198 shares of Common Stock outstanding held by approximately 2,600 shareholders of record. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock is listed on the NYSE under the symbol "SKS"

GENERAL

  Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock, whether currently outstanding or designated and issued in the future. See "Description of Preferred Stock."

DIVIDENDS

  Subject to the preferences of holders of Preferred Stock, including the Series C Junior Preferred Stock, holders of Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor.

VOTING RIGHTS

  Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of Preferred Stock, the voting power of the Company is held by the holders of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. Holders of Common Stock are not entitled to cumulative voting rights and, therefore, holders of a plurality of shares voting in the election of directors may elect the entire class of the Board of Directors standing for election at a shareholders' meeting at which a quorum is present. In that event, holders of the remaining shares of Common Stock would not be able to elect any director to the Board of Directors. The Company's Charter requires that its Board of Directors be staggered, consisting of three classes of directors which are as nearly equal in number as possible. See "Anti-Takeover Provisions in the Company's Charter and Bylaws--Staggered Board of Directors."

LIQUIDATION AND DISSOLUTION

  Except as otherwise provided by the designation of the preferences, limitations and relative rights of any series of Preferred Stock, including the Series C Junior Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after payment has been made to the holders of each series of Preferred Stock of the full amount to which they are entitled, the holders of shares of Common Stock will be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets if available for distribution to holders of the Common Stock. Shares of the Series C Junior Preferred Stock have a liquidation preference as described under "Description of Preferred Stock--Series C Junior Preferred Stock--Liquidation Preference."

INDEMNIFICATION

  Article XII of the Charter and Article IV of the Bylaws provide that a director or officer of the Company may be indemnified to the maximum extent now or hereafter permitted by the TBCA. The Commission has taken the position that similar provisions added to other corporations' articles of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws. The Company has included this provision in its Charter to provide its directors with the maximum indemnification made available by the TBCA. It is believed that this provision will help the Company to attract and retain as directors the persons most qualified for those positions.

TRANSFER AGENT

  The transfer agent and registrar for the Common Stock is Union Planters Bank, N.A.

CERTAIN PROVISIONS OF TENNESSEE LAW REGARDING TAKEOVERS

  As a Tennessee corporation, the Company is subject to certain provisions of Tennessee law which may discourage or render more difficult an unsolicited takeover of the Company. These provisions include Tennessee's Business Combination Act, Control Share Acquisition Act, Investor Protection Act and Greenmail Act.

  Business Combination Act. Tennessee's Business Combination Act (the "Business Combination Act") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least 2/3 of the noninterested voting shares of the resident domestic corporation or (B) satisfies certain fairness conditions specified in the Business Combination Act.

  These provisions apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder, or the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the Business Combination Act. This charter amendment or by-law must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least two years after the vote. The Company has not adopted a provision in its Charter or Bylaws removing the Company from coverage under the Business Combination Act.

  The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and by-laws removing their corporations from the Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter. The Company's Charter presently contains no provisions relating to the Board's consideration of such factors.

  Control Share Acquisition Act. The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered Tennessee corporation brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be reestablished only by a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote. The purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of outstanding shares and announces a good faith intention to make the control share acquisition. A target corporation may or may not redeem the purchaser's shares if the shares are not granted voting rights. The TCSAA applies only to a corporation that has adopted a provision in its charter or by-laws expressly declaring that the TCSAA will apply. The Company has not adopted any provision in its Charter or Bylaws electing protection under the TCSAA.

  Investor Protection Act. Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. By virtue of its incorporation under the laws of the State of Tennessee, the Company is subject to the provisions of the TIPA.

  The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to shareholders.

  In addition to requiring the offeror to file a registration statement with the Commissioner, the TIPA requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The TIPA prohibits "fraudulent, deceptive, or manipulative acts or practices" by either side, and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company, or any of its respective affiliates has engaged in or is about to engage in a violation of the TIPA. Upon proper showing, the Chancery Court may grant injunctive relief. The TIPA further provides civil and criminal penalties for violations.

  Greenmail Act. The Tennessee Greenmail Act ("TGA") applies to any corporation (including the Company) chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER AND BYLAWS

  Removal of Directors. The Company's Charter and Bylaws provide that any or all directors may be removed only for cause (as defined in the TBCA) by a vote of a majority of the shareholders entitled to vote thereon.

  Staggered Board of Directors. The Company's Charter requires that its Board of Directors be staggered, consisting of three classes of directors which are as nearly equal in number as possible. The initial terms of the Class I, Class II and Class III directors expire at the Company's annual meeting of shareholders in the years 1998, 1999 and 2000, respectively. Thereafter, directors of each class are elected for terms of three years. The Company's Charter also provides that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the provision of the Company's Charter requiring a staggered Board of Directors.

  Required Shareholder Vote for Authorization of Certain Actions. The TBCA provides that the approval of the Company's Board of Directors and of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon would generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of the Company's assets. However, the Company's Charter provides that, except under specified circumstances, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, is required for the approval of (i) certain mergers or consolidations, (ii) certain sales, leases, exchanges, mortgages, pledges or other dispositions of the assets of the Company, (iii) the adoption of a plan for the liquidation of the Company,
(iv) certain reclassifications of the Company's securities and certain recapitalizations and (v) any agreement providing for the foregoing.

  No Shareholder Action by Written Consent. The Company's Charter and Bylaws require that any shareholder action must be effected at a duly called annual or special meeting and may not be effected by written consent.

  Authorized Capital Stock. The Company's Charter authorizes the issuance of up to 500,000,000 shares of Common Stock and up to 10,000,000 shares of Preferred Stock. Such shares may be issued by the Company's Board of Directors without further action or authorization by the Company's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which the Company's capital stock may be listed and the directors may fix the voting rights, conversion rights, and other terms thereof without shareholder approval. Preferred Stock will be issuable in one or more classes or series, with each class or series having such rights and preferences as the Company's Board of Directors may fix and determine by resolution.

  This authority of the Board of Directors to issue additional shares of Common Stock and Preferred Stock will provide the Company with the flexibility necessary to meet its future needs without the time delay resulting from seeking shareholder approval unless otherwise required. The unissued shares of Common Stock and Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for stock ownership of persons seeking to obtain control of the Company. In addition, the sale of a substantial number of shares of Common Stock to persons who have an understanding with the Company concerning the voting of such shares, or the discriminatory distribution or dividend of shares of Common Stock (or the right to receive Common Stock) to the shareholders of the Company, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Company. The issuance of Preferred Stock may also, under certain circumstances, have an anti-takeover effect, particularly if such stock has broad class voting rights or a substantial number of votes per share.

  The actual effect of any issuance of Preferred Stock upon the rights of holders of Common Stock cannot be specified because the Company's Board of Directors has not determined the issuance prices or terms or the rights of the holders of any Preferred Stock, other than the Series C Junior Preferred Stock. Such effects might include:

    (i) restrictions on Common Stock dividends if Preferred Stock dividends have not been paid;

    (ii) dilution of the voting power and equity interest of current holders of Common Stock to the extent that any Preferred Stock has voting rights or is convertible into Common Stock; and

    (iii) current holders of all the shares of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preferences granted to holders of Preferred Stock.

  Rights Agreement. The Company has adopted and implemented a Rights Agreement that is generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of the Company to treat each shareholder on a fair and equal basis. See "Description of Preferred Stock--Series C Junior Preferred Stock--Rights Agreement."

  Effect Of Anti-Takeover Provisions. Certain provisions of the Company's Charter, Bylaws and Rights Agreement may tend to discourage certain kinds of unsolicited takeover bids for the Company, including some tender offers which shareholders may feel would be in their best interests, and may tend to perpetuate present management. Certain provisions of the TBCA may be deemed to have an "anti-takeover" effect as well. These provisions affect shareholder rights and should be given careful attention. They may have the effect of delaying a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the current market price for the shares held by shareholders. See "Description of Preferred Stock" and "Description of Common Stock" generally.

                            DESCRIPTION OF WARRANTS

  The following description of the terms of the Warrants sets forth certain general rules and provisions of the Warrants to which any Prospectus Supplement may relate. Particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

  The Company may issue Warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

  The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants and the number of such Underlying Warrant Securities issuable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; (xiv) the procedures and conditions relating to the exercise of such Warrants; and (xv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

  Warrant certificates may be exchanged for new warrant certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

  The following description of the terms of the Stock Purchase Contracts and Stock Purchase Units (as defined below) sets forth certain general rules and provisions of the Stock Purchase Contracts and/or Stock Purchase Units to which any Prospectus Supplement may relate. Particular terms of the Stock Purchase Contracts and/or Stock Purchase Units offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Stock Purchase Contracts and/or Stock Purchase Units so offered will be described in the Prospectus Supplement relating to such Stock Purchase Contracts and/or Stock Purchase Units.

  The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and (x) Senior Debt Securities or Subordinated Debt Securities (y) Preferred Securities, or (z) debt obligations of third parties, including U.S. government or agency securities, each securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

                      DESCRIPTION OF PREFERRED SECURITIES

  The following description of the terms of the Preferred Securities sets forth certain general rules and provisions of the Preferred Securities to which any Prospectus Supplement may relate. Particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities.

  Each of the Proffitt's Trusts may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Proffitt's Trust authorizes the Regular Trustees of each Proffitt's Trust to issue on behalf of the Proffitt's Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by the Proffitt's Trusts, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the applicable Proffitt's Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the applicable Proffitt's Trust for specific terms, including (i) the distinctive designation of such Preferred Securities;
(ii) the number of Preferred Securities issued; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by the Proffitt's Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a periodic basis to holders of such Preferred Securities as of a record date in each period during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative;
(v) the amount or amounts which shall be paid out of the assets to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Proffitt's Trust; (vi) the obligation, if any, of the Proffitt's Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration of the Proffitt's Trust;
(viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; (x) whether Preferred Securities are convertible or exchangeable, and if so, the securities or rights unto which Preferred Securities are convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected; (xi) the amount by which amounts in respect of Preferred Securities may be calculated and any commodities, currencies, currency units or composite currencies, or indices, or value, rate or price, relevant to such calculation; and (xii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities not inconsistent with the Declaration of the Proffitt's Trust or with applicable law. All Preferred Securities offered will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." Each Trust Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under the applicable Declaration, including obligations to pay costs, expenses, debts and liabilities of the related Proffitt's Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee, on a subordinated basis, of amounts due on Preferred Securities issued by such Proffitt's Trust. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, the applicable Proffitt's Trust will issue one series of Common Securities. Each Declaration authorizes the Regular Trustees to issue on behalf of each of the Proffitt's Trusts one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Proffitt's Trusts will be substantially identical to the terms of the Preferred Securities issued by the Proffitt's Trusts and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Proffitt's Trustees. All of the Common Securities of the Proffitt's Trusts will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

  If an Event of Default under a Declaration occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the right of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

                        DESCRIPTION OF TRUST GUARANTEES

  Set forth below is a summary of information concerning the Trust Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago, an independent trustee, will act as indenture trustee under each of the Trust Guarantees (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Guarantees will be those set forth in the Trust Guarantee and those made part of the Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Proffitt's Trust.

GENERAL

  Pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay to the holders of the Preferred Securities, the Guarantee Payments (as defined herein) (to the extent not paid by the Proffitt's Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the applicable Proffitt's Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a Proffitt's Trust to the extent not paid by such Proffitt's Trust (the "Guarantee Payments"), will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Proffitt's Trust shall have funds available therefore; (ii) the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption to the extent such Proffitt's Trust has funds available therefore with respect to any Preferred Securities called for redemption by such Proffitt's Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Proffitt's Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Proffitt's Trust has funds available therefore and (b) the amount of assets of such Proffitt's Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Proffitt's Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Proffitt's Trust to pay such amounts to such holders.

  Each Trust Guarantee will be a full and unconditional guarantee, on a subordinated basis, with respect to the Preferred Securities issued by the applicable Proffitt's Trust, but will not apply to any payment of distributions except to the extent such Proffitt's Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the applicable Proffitt's Trust, such Proffitt's Trust will not pay distributions on the Preferred Securities issued by it and will not have funds available therefor. See "Description of the Proffitt's Debt Securities--Particular Terms of the Subordinated Debt Securities." Each Trust Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Subordinated Indenture, and the Declaration will provide a full guarantee on a subordinated basis by the Company of payments due on the applicable Preferred Securities.

  The Company has also agreed separately to guarantee the obligations of each of the Proffitt's Trusts with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Trust Guarantee, except that upon an event of default under the applicable Subordinated Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

  Pursuant to each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the applicable Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of the Company Common Stock, (ii) as a result of a reclassification of Proffitt's capital stock or the exchange or conversion of one class or series of Proffitt's capital stock for another class or series of Proffitt's capital stock or, (iii) the purchase of fractional interests in shares of Proffitt's capital stock pursuant to the conversion or exchange provisions of such Proffitt's capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to such Trust Guarantee).

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities in any material respect (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities related thereto. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

  Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Proffitt's Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Proffitt's Trust, (b) upon distribution of the Subordinated Debt Securities held by such Proffitt's Trust to the holders of the Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of such Proffitt's Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.

EVENTS OF DEFAULT

  An event of default under each of the Trust Guarantees will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities to which each Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Guarantee. If the Preferred Guarantee Trustee fails to enforce the applicable Trust Guarantee, any holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Trust Guarantee, without first instituting a legal proceeding against the applicable Proffitt's Trust, such Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the applicable Trust Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the applicable Proffitt's Trust or another person or entity before proceeding directly against the Company.

STATUS OF THE TRUST GUARANTEES

  Each Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, except those made subordinate or pari passu by their terms; (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

  Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the applicable Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under such Trust Guarantee, from exercising the rights and powers vested in it by such Trust Guarantee.

GOVERNING LAW

  Each Trust Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT
                      SECURITIES AND THE TRUST GUARANTEE

  As set forth in the Declaration, the sole purpose of each of the Proffitt's Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of such Proffitt's Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and none of the Proffitt's Trusts shall be obligated to pay, directly or indirectly, costs, expenses, debt, and obligations of the Proffitt's Trusts (other than with respect to the Trust Securities); and (iv) each of the Declarations further provides that the applicable Proffitt's Trustees shall not take or cause or permit the Proffitt's Trusts to, among other things, engage in any activity that is not consistent with the purposes of the Proffitt's Trusts.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed on a subordinated basis by the Company as and to the extent set forth under "Description of Trust Guarantees." If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Proffitt's Trust, it is expected that such Proffitt's Trust will not have sufficient funds to pay distributions on the Preferred Securities. None of the Trust Guarantee apply to any payment of distributions unless and until the applicable Proffitt's Trust has sufficient funds for the payment of such distributions. Each Trust Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Proffitt's Trust as its sole asset. Each Trust Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture and its obligations under the applicable Declaration, including its obligations to pay costs, expenses, debts and liabilities of the related Proffitt's Trust (other than with respect to the Trust Securities), provide a full guarantee of payments due on the Preferred Securities.

  If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period as defined in the Declarations), each Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of Preferred Securities" and in any accompanying Prospectus Supplement, may direct the related Property Trustee to enforce its rights under the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under each Trust Guarantee, acknowledges that the related Preferred Guarantee Trustee shall enforce such Trust Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under any Trust Guarantee, the Trust Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the applicable Trust Guarantee without first instituting a legal proceeding against the applicable Proffitt's Trust, the Preferred Guarantee Trustee, or any other person or entity.

  The Company and each of the Proffitt's Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee, on a subordinated basis, by the Company of payments due on the Preferred Securities. See "Description of Trust Guarantees--General."

                             PLAN OF DISTRIBUTION

  The Company and/or the Proffitt's Trusts may offer and sell the Offered Securities to or through underwriters or dealers, and also may offer and sell the Offered Securities directly to other purchasers or through designated agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company and/or the Proffitt's Trusts also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Stock Purchase Contracts providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Stock Purchase Contract will be for an amount not less than, and the principal amount of Offered Securities sold pursuant to Stock Purchase Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Stock Purchase Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Stock Purchase Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Stock Purchase Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and
(ii) the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Stock Purchase Contracts. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of Offered Securities pursuant to Stock Purchase Contracts accepted by the Company. Agents and underwriters shall have no responsibility in respect of the delivery or performance of Stock Purchase Contracts.

  In connection with the sale of Offered Securities, underwriters may receive compensation from the Company and/or the Proffitt's Trusts or from purchasers of the Offered Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company and/or the Proffitt's Trusts, and any profit on the resale of the Offered Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company and/or the Proffitt's Trusts will be described, in the applicable Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, each series of the Offered Securities will be a new issue with no established trading market, other than the Common Stock and any series of Preferred Stock which are listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any of the other Offered Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

  If dealers are utilized in the sale of the Offered Securities, the Company and/or the Proffitt's Trusts will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

  Under agreements the Company may enter into, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Company and/or the Proffitt's Trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof.

  Underwriters, dealers and agents may engage in transactions with, or perform services for the Company and/or the Proffitt's Trusts in the ordinary course of business.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the legality and validity of the Offered Securities will be passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia. Certain United States federal income taxation matters will be passed upon for the Company and the Proffitt's Trusts by Alston & Bird LLP, Atlanta, Georgia. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Proffitt's Trusts and the Company by special Delaware counsel designated in the related Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements in the Company's Annual Report on Form 10-K as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The supplemental consolidated financial statements included in the Company's Current Report on Form 8-K (filed with the Securities and Exchange Commission on September 23, 1998) as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

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                                  $250,000,000

                               SAKS INCORPORATED


                             7 1/2% NOTES DUE 2010


                                   --------

                             PROSPECTUS SUPPLEMENT

                               NOVEMBER 24, 1998

                                   --------

SALOMON SMITH BARNEY                                         MERRILL LYNCH & CO.

                             CHASE SECURITIES INC.
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                               J.P. MORGAN & CO.
                     NATIONSBANC MONTGOMERY SECURITIES LLC

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